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                                                                  Exhibit 10.33

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            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                     among

                    SIGMATRON INTERNATIONAL, INC. ("Debtor")

                      Address and Chief Executive Office:

                              2201 Landmeier Road
                       Elk Grove Village, Illinois 60007

                                      and

               HSBC BUSINESS LOANS, INC., as Agent (the "Agent")

                                    Address:

                      190 South LaSalle Street, Suite 1100
                            Chicago, Illinois  60603

                                      and

               the Lenders now or from time to time party hereto

                          Dated: as of March 20, 1997







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                               TABLE OF CONTENTS

ARTICLE 1.         DEFINITIONS...............................................1

    Section 1.1.      Certain Specific Terms.................................1
    Section 1.2.      Singulars and Plurals..................................9
    Section 1.3.      U.C.C. Definitions.....................................9

ARTICLE 2.         ADVANCES AND TERM LOANS...................................9

    Section 2.1.      Requests for an Advance................................9
    Section 2.2.      Procedures for Advances...............................10
    Section 2.3.      Establishment of Reserves.............................11
    Section 2.4.      Letters of Credit.....................................12
    Section 2.5.      Term Loans............................................13
    Section 2.6.      Promissory Notes......................................13
    Section 2.7.      Weekly Settlement.....................................14

ARTICLE 3.         COLLATERAL AND INDEBTEDNESS SECURED......................15

    Section 3.1.      Security Interest.....................................15
    Section 3.2.      Other Collateral......................................16
    Section 3.3.      Indebtedness Secured..................................16

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES...........................17

    Section 4.1.      Corporate Existence...................................17
    Section 4.2.      Corporate Capacity....................................17
    Section 4.3.      Validity of Receivables...............................17
    Section 4.4.      Inventory.............................................18
    Section 4.5.      Title to Collateral...................................18
    Section 4.6.      Notes Receivable......................................19
    Section 4.7.      Equipment.............................................19
    Section 4.8.      Place of Business.....................................19
    Section 4.9.      Financial Condition...................................19
    Section 4.10.     Taxes.................................................19
    Section 4.11.     Litigation............................................19
    Section 4.12.     ERISA Matters.........................................20
    Section 4.13.     Environmental Matters.................................20
    Section 4.14.     Validity of Transaction Documents.....................21
    Section 4.15.     No Consent or Filing..................................21
    Section 4.16.     No Violations.........................................21
    Section 4.17.     Trademarks and Patents................................22
    Section 4.18.     Contingent Liabilities................................22
    Section 4.19.     Compliance with Laws..................................22
    Section 4.20.     Licenses, Permits, Etc................................22
    Section 4.21.     Labor Contracts.......................................22


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    Section 4.22.     Consolidated Subsidiaries..............................22
    Section 4.23.     Authorized Shares......................................22

ARTICLE 5.         CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY........22

    Section 5.1.      Documents..............................................22
    Section 5.2.      Invoices...............................................23
    Section 5.3.      Chattel Paper..........................................23

ARTICLE 6.         COLLECTIONS...............................................23

ARTICLE 7.         PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND
                   EXPENSES..................................................23

    Section 7.1.      Promise to Pay Principal...............................23
    Section 7.2.      Promise to Pay Interest................................23
    Section 7.3.      Promise to Pay Fees....................................24
    Section 7.4.      Promise to Pay Costs and Expenses......................24
    Section 7.5.      Method of Payment of Principal, Interest, Fees, and
                      Costs and Expenses.....................................25
    Section 7.6.      Computation of Daily Outstanding Balance...............26
    Section 7.7.      Account Stated.........................................26
    Section 7.8.      Voluntary Repayments of the Term Notes.................26

ARTICLE  8.        PROCEDURES AFTER SCHEDULING RECEIVABLES...................26

    Section 8.1.      Returned Merchandise...................................26
    Section 8.2.      Credits and Extensions.................................27
    Section 8.3.      Returned Instruments...................................27
    Section 8.4.      Debit Memoranda For Receivables........................27
    Section 8.5.      Notes Receivable.......................................27

ARTICLE 9.         AFFIRMATIVE COVENANTS.....................................28

    Section 9.1.      Financial Statements...................................28
    Section 9.2.      Government and Other Special Receivables...............29
    Section 9.3.      Terms of Sale..........................................29
    Section 9.4.      Books and Records......................................29
    Section 9.5.      Inventory in Possession of Third Parties...............29
    Section 9.6.      Examinations...........................................29
    Section 9.7.      Verification of Collateral.............................30
    Section 9.8.      Responsible Parties....................................30
    Section 9.9.      Taxes..................................................30
    Section 9.10.     Litigation.............................................30
    Section 9.11.     Insurance..............................................30
    Section 9.12.     Good Standing Business.................................31
    Section 9.13.     Pension Reports........................................31


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    Section 9.14.     Notice of Non-Compliance...............................31
    Section 9.15.     Compliance with Environmental Laws.....................31
    Section 9.16.     Defend Collateral......................................32
    Section 9.17.     Use of Proceeds........................................32
    Section 9.18.     Compliance with Laws...................................32
    Section 9.19.     Maintenance of Property................................32
    Section 9.20.     Licenses, Permits, etc.................................32
    Section 9.21.     Trademarks and Patents.................................32
    Section 9.22.     ERISA..................................................32
    Section 9.23.     Maintenance of Ownership...............................33
    Section 9.24.     Activities of Consolidated Subsidiaries................33

ARTICLE  10.       NEGATIVE COVENANTS........................................33

    Section 10.1.     Location of Inventory, Equipment, and Business Records.33
    Section 10.2.     Borrowed Money.........................................33
    Section 10.3.     Security Interest and Other Encumbrances...............33
    Section 10.4.     Storing and Use of Collateral..........................33
    Section 10.5.     Mergers, Consolidations, or Sales......................34
    Section 10.6.     Capital Stock..........................................34
    Section 10.7.     Dividends and Distributions............................34
    Section 10.8.     Investments and Advances...............................34
    Section 10.9.     Guaranties.............................................34
    Section 10.10.    Capital Expenditures and Leases........................34
    Section 10.11.    Name Change............................................35
    Section 10.12.    Disposition Of Collateral..............................35
    Section 10.13.    Financial Covenants....................................35

ARTICLE  11.       EVENTS OF DEFAULT.........................................35

    Section 11.1.     Events of Default......................................35
    Section 11.2.     Effects of an Event of Default.........................38

ARTICLE 12.        AGENT'S RIGHTS AND REMEDIES...............................38

    Section 12.1.     Generally..............................................38
    Section 12.2.     Notification of Account Debtors........................38
    Section 12.3.     Possession of Collateral...............................38
    Section 12.4.     Collection of Receivables..............................38
    Section 12.5.     Endorsement of Checks..................................39
    Section 12.6.     License To Use Patents, Trademarks, and Tradenames.....39

ARTICLE 13.        THE AGENT.................................................39

    Section 13.1.     Appointment and Authorization..........................39
    Section 13.2.     Rights as a Lender.....................................39
    Section 13.3.     Standard of Care.......................................39
    Section 13.4.     Costs and Expenses.....................................40



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    Section 13.5.     Indemnity..............................................41

ARTICLE 14.        MISCELLANEOUS.............................................41

    Section 14.1.     Perfecting the Security Interest.......................41
    Section 14.2.     Performance of Debtor's Duties.........................41
    Section 14.3.     Notice of Sale.........................................41
    Section 14.4.     No Waiver by Lenders...................................41
    Section 14.5.     Waiver by Debtor.......................................42
    Section 14.6.     Set-off................................................42
    Section 14.7.     Assignments and Participations.........................42
    Section 14.8.     Successors and Assigns.................................43
    Section 14.9.     Waivers, Modifications and Amendments..................44
    Section 14.10.    Counterparts...........................................44
    Section 14.11.    Generally Accepted Accounting Principles...............44
    Section 14.12.    Indemnification........................................45
    Section 14.13.    Termination............................................46
    Section 14.14.    Further Assurances.....................................46
    Section 14.15.    Headings...............................................46
    Section 14.16.    Cumulative Security Interest, Etc......................46
    Section 14.17.    Secured Party's Duties.................................46
    Section 14.18.    Notices Generally......................................47
    Section 14.19.    Severability...........................................47
    Section 14.20.    Inconsistent Provisions................................47
    Section 14.21.    Entire Agreement.......................................47
    Section 14.22.    Applicable Law.........................................47
    Section 14.23.    Consent to Jurisdiction................................48
    Section 14.24.    Jury Trial Waiver......................................48

Schedule
Exhibit A-1  -    Form of Revolving Note
Exhibit A-2  -    Form of Term Note
Exhibit B-1  -    Leased Equipment
Exhibit B-2  -    Excluded Machinery and Equipment
Exhibit C    -    Outstanding Letters of Credit
Exhibit D    -    LIBOR Portion Rate Request









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            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     Debtor, Agent, and each Lender from time to time party to this Agreement hereby agree as follows:

                             PRELIMINARY STATEMENTS

     A. Debtor and HSBC Business Loans, Inc. ("HBLI") are currently party to that certain Amended and Restated Loan and Security Agreement dated as of February 8, 1994, (as amended to the date hereof, the "Original Loan Agreement") pursuant to which HBLI has made loans and other extensions of credit available to Debtor.

     B. HBLI has agreed to assign 20% of its right, title and interest under the Original Loan Agreement and the other agreements, instruments and documents executed in connection with the Original Loan Agreement (collectively, the "Original Transaction Documents") to Harris Trust and Savings Bank ("Harris Bank").

     C. Contemporaneous with such assignment, HBLI, Harris Bank and Debtor have agreed to amend and restate the Original Loan Agreement in its entirety.

     NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Loan Agreement to read as follows:

ARTICLE 1. DEFINITIONS

     Section 1.1. Certain Specific Terms. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) Account Debtor means the person, firm, or entity obligated to pay a Receivable.

          (b) Advance means a loan made to Debtor pursuant to this Agreement, other than extensions of credit now or hereafter made to Debtor evidenced or to be evidenced by one or more Term Notes.

          (c) Agent means the person or entity defined on the cover page to this Agreement, and any successors and assigns of Agent.

          (d) Borrowing Capacity means, at the time of computation, the amount specified in Item 1 of the Schedule.


          (e) Business Day means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New York or the State and, when used with respect to LIBOR Portions, a day on which commercial


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     banks are also dealing in United States Dollar deposits in London,
     England; provided, that for purposes of Item 20 of the Schedule and of calculations made with reference thereto, a Business Day shall be deemed to be the equivalent of 1.4 calendar days.

          (f) Collateral means collectively all of the property of Debtor subject to the Security Interest and described in Sections 3.1 and 3.2, and all other property or interests in property of Debtor or any other person or entity granted as collateral security for the Indebtedness, or any part thereof.

          (g) Consolidated Subsidiary means any corporation or other entity of which at least 50% of the voting stock or other equity interests is owned by Debtor directly, or indirectly, through one or more Consolidated
     Subsidiaries.   If Debtor has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable without affecting the applicability of such provisions to Debtor alone.

          (h) Credit means any discount, allowance, credit, rebate, or adjustment granted by Debtor with respect to a Receivable, other than a cash discount described in Item 3 of the Schedule.

          (i) Debtor means the person or entity defined on the cover page to this Agreement.

          (j) Disposal means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction, or placing of any Hazardous Substance so that it or any of its constituents may enter the environment.

          (k) Eligible Inventory means all Inventory of Debtor in which Agent has a first priority perfected security interest reduced by (i) any Inventory as to which a representation or warranty contained in Section
     4.4 or 4.5 is not, or does not continue to be, true and accurate; and (ii) any Inventory which is otherwise unacceptable to Agent, in its reasonable judgment (without limiting the foregoing, no Inventory shall be considered Eligible Inventory if it consists of (a) packaging, crating or supplies Inventory (other than Inventory consisting of solder and flux which, for purposes hereof, shall not be considered supplies Inventory), (b) Inventory subject to any other lien, security interest or encumbrance of any kind, (c) Inventory which is obsolete or is not in good and merchantable condition or which has any defects which might adversely affect the market value thereof, or (d) Inventory located outside of the continental United States of America).

          (l) Environment means any water including, but not limited to, surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish, wildlife, plants; and all other natural resources or environmental media.




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          (m) Environmental Laws means all federal, state, and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes, and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders, and directives of federal, state, and local governmental agencies and authorities with respect thereto.

          (n) Environmental Permits means all licenses, permits, approvals, authorizations, consents, or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use, and/or operation of any property owned, leased, or operated by Debtor or any Consolidated Subsidiary and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances.

          (o) Environmental Questionnaire means a questionnaire and all attachments thereto concerning (i) activities and conditions affecting the Environment at any property of Debtor or any Consolidated Subsidiary or
     (ii) the enforcement or possible enforcement of any Environmental Law against Debtor or any Consolidated Subsidiary.

          (p) Environmental Report means a written report prepared for Agent and/or Lenders by an environmental consulting or environmental engineering firm.

          (q) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (r) Event of Default means an Event of Default or Events of Default as defined in Section 11.1.

          (s) Extension means the granting to an Account Debtor of additional time within which such Account Debtor is required to pay a Receivable.

          (t) Federal Bankruptcy Code means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

          (u) Hazardous Substances means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14).

          (v) Indebtedness means the indebtedness secured by the Security Interest and described in Section 3.3.



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     (w)  Ineligible Receivables means the following described Receivables and any other Receivables which are not reasonably satisfactory to Agent for credit or any other reason:

          (i) Any Receivable which has remained unpaid for more than the number of days specified in Item 4 of the Schedule.

          (ii) Any Receivable with respect to which a representation or warranty contained in clauses (a) through (i), both inclusive, of Section 4.3 or in Sections 4.5 or 4.6 is not, or does not continue to be, true and accurate, provided that any Receivables owing to Debtor by an Account Debtor which would otherwise not be considered Ineligible Receivables under this Agreement but for a set-off or counterclaim shall only be considered Ineligible Receivables to the extent of the aggregate amount of any and all such set-offs and counterclaims; provided, further, however that if the aggregate amount of set-offs and counterclaims asserted by an Account Debtor at any one time exceed 50% of the then outstanding aggregate amount of Receivables which would otherwise not be considered Ineligible Receivables under the first proviso of this clause (ii) owing to Debtor from such Account Debtor, then all Receivables owing to Debtor from such Account Debtor shall be considered Ineligible Receivables under this Agreement.

          (iii) Any Receivable with respect to which Debtor has extended the time for payment without the consent of Agent, except as provided in
     Section 8.2(a).

          (iv) Any Receivable as to which any one or more of the following events occurs: a Responsible Party shall die or be judicially declared incompetent; a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect, shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned, or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

          (v) All Receivables owed by an Account Debtor owing Receivables classified as ineligible under any criterion set forth in any of Sections 1.1(w)(i)


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     through 1.1(w)(iv), if the outstanding dollar amount of such Receivables constitutes a percentage of the aggregate outstanding dollar amount of all Receivables owed by such Account Debtor equal to or greater than the percentage specified in Item 5 of the Schedule.

          (vi) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States or which is not organized under the laws of the United States or any state, unless otherwise specified in Item 6 of the Schedule.

          (vii) All Receivables owed by an Account Debtor if Debtor or any person who, or entity which, directly or indirectly controls Debtor, either owns in whole or material part, or directly or indirectly controls, such Account Debtor.

          (viii) Any Receivable arising from a consignment or other arrangement, pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor; any Receivable constituting a partial billing under terms providing for payment only after full shipment or performance; any Receivable arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor if Agent has not entered into a satisfactory written agreement with such Account Debtor relating to such Receivables or if Agent has not otherwise consented to the arrangements relating to such Receivables in writing; and any Receivable as to which the Account Debtor contends the balance reported by Debtor is incorrect or not owing.

          (ix) Any Receivable which is unenforceable against the Account Debtor for any reason.

          (x)    Any Receivable which is an Instrument, Document, or
     Chattel Paper or which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument has not been endorsed and delivered by Debtor to Agent.

          (xi) Any Receivable or Receivables owed by an Account Debtor which exceeds any credit limit established by Agent for such Account Debtor and as to which Agent has given Debtor prior written notice; provided, that such Receivable or Receivables shall be ineligible only to the extent of such excess.


     (x) Internal Revenue Code means the Internal Revenue Code of 1986, as amended from time to time.




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          (y) Inventory means inventory, as defined in the Uniform Commercial
     Code as in effect in the State as of the date of this Agreement, and in any event shall include returned or repossessed Goods.

          (z) Inventory Borrowing Base means, at the time of computation, an amount up to the percentages specified in Item 2 of the Schedule of the dollar value of Eligible Inventory, such dollar value to be calculated at the lower of actual cost or market value and accounted for in the manner specified in Item 7 of the Schedule, less the amount of any reserves established by Agent in accordance with Section 2.3.

          (aa) Invoice means any document or documents used, or to be used, to evidence a Receivable.

          (bb) Lenders means HBLI and Harris Bank, and all other lenders becoming parties to this Agreement pursuant to Section 14.7(a) hereof, and their successors and permitted assigns.

          (cc) Letter of Credit means any documentary or standby letter of credit issued by The Hongkong Shanghai Banking Corporation Limited or another bank acceptable to Agent, and in each case guaranteed by Agent pursuant to Section 2.4 of this Agreement.

          (dd) LIBOR Portion is defined in Item 18 of the Schedule.

          (ee) Loan Commitments means the Revolving Loan Commitments and Term Loan Commitments.

          (ff) Marine Payment Account means the special bank account owned by Agent to which Proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, are credited. There is a Marine Payment Account if so indicated in Item 8 of the Schedule.

          (gg) Notes means the Revolving Notes and Term Notes.

          (hh) Pension Event means, with respect to any Pension Plan, the occurrence of (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (ii) any Reportable Event; (iii) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Debtor or any Consolidated Subsidiary from such Pension Plan; (iv) any complete or partial termination, or proposed complete or partial termination, of such Pension Plan; or (v) any accumulated funding deficiency (whether or not waived), as defined in
     Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

          (ii) Pension Plan means any pension plan, as defined in Section 3(2) of ERISA, which is a multiemployer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (i) a plan maintained by Debtor or any Consolidated Subsidiary for employees or former employees of Debtor or of any Consolidated Subsidiary; (ii) a plan to which Debtor or any Consolidated Subsidiary contributes or is required to contribute; (iii) a plan to which Debtor or any Consolidated Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (iv) any other plan with respect to which Debtor or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition, and for purposes of Sections 1.1(hh), 4.12, and 11.1(i), Debtor shall include any trade or business (whether or not incorporated) which, together with Debtor or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

          (jj) Portion is defined in Item 18 of the Schedule.

          (kk) Prime Rate means the rate of interest publicly announced by Marine Midland Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. The rate announced by Marine Midland Bank as its prime rate may or may not be the most favorable rate charged by Marine Midland Bank to its customers.

          (ll) Prime Rate Portion is defined in Item 18 of the Schedule.

          (mm) Receivable means the right to payment for Goods sold or leased or services rendered by Debtor, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of an Account, Chattel Paper, Document, or Instrument.

          (nn) Receivables Borrowing Base means, at the time of its computation, the aggregate amount of the outstanding Receivables in which Agent has a first priority perfected security interest (adjusted with respect to Credits and returned merchandise as provided in Article 8 hereof) less the amount of Ineligible Receivables and any reserves established by Agent in accordance with Section 2.3.

          (oo) Release means "release," as defined in Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

          (pp) Reportable Event means any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

          (qq) Reportable Quantities means the threshold amount of any Disposal or Release of a Hazardous Substance, or the threshold amount of any Hazardous Substance used, stored, or produced which is required by local, state or federal law or regulation to be reported to the National Response Center, the Illinois Emergency Services and Disaster Agency or other federal or state or local agency.



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

          (rr) Required Lenders means, at any time, those Lenders holding at least 51% of the Loan Commitments or, in the event that no Loan Commitments are outstanding hereunder, holding at least 51% in aggregate principal amount of the Advances, principal amounts owing under the Term Notes, and credit risk with respect to outstanding Letters of Credit guarantied hereunder.

          (ss) Responsible Party means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

          (tt) Revolving Loan Commitments means the commitments of the Lenders to make Advances available to Debtor under this Agreement in the amounts set forth opposite their signatures under the heading "Revolving Loan Commitment" and opposite their signatures on Assignment Agreements delivered pursuant to Section 14.7(a) under the heading "Revolving Loan Commitment."

          (uu)   Revolving Notes is defined in Section 2.6 of this Agreement.

          (vv) Schedule means the schedule executed in connection with, and which is a part of, this Agreement.

          (ww) Security Interest means the security interest granted to Agent by Debtor as described in Section 3.1 and as described in the Transaction Documents, if any, referred to in Section 3.2. Any Security Interest granted to Agent by Debtor shall be for the benefit of Agent and Lenders.

          (xx) Settlement means, as of any time, the making of, or the receiving of, payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding principal amount of Indebtedness (after giving effect to any Advances or other extensions of credit to be made available to Debtor under this Agreement to be made on such day) to be equal to such Lender's ratable share (as hereinafter set forth) of the principal amount of Indebtedness then outstanding (after giving effect to any Advances or other extensions of credit to be made available to Debtor under this Agreement to be made on such day), in any case where, prior to such event or action, such Lender's actual share of the outstanding principal amount of Indebtedness is not so equal. For purposes hereof, a Lender's "ratable share" of the outstanding principal amount of Indebtedness as of any time shall be a fraction of the principal amount of Indebtedness then outstanding, the numerator of which is such Lender's Loan Commitments, and the denominator of which is the Loan Commitments of all the Lenders.

          (yy)   Settlement Amount is defined in Section 2.7.

          (zz)   Settlement Date is defined in Section 2.7.

         (aaa)   Settlement Report is defined in Section 2.7.

          (bbb) State means the State of the United States specified in Item 28 of the Schedule.

          (ccc) Subordinated Debt means indebtedness, obligations and liabilities of Debtor owing to any person or entity which has been and remains subordinate in right of payment to the prior payment in full of all indebtedness, obligations and liabilities of Debtor to Lenders pursuant to written subordination provisions satisfactory to Agent.

          (ddd) Term Loan Commitments means the commitments of the Lenders to make term loans available to Debtor under this Agreement in the amount set forth opposite their signatures under the heading "Term Loan Commitments" and opposite their signatures on Assignment Agreements delivered pursuant to Section 14.7(a) under the heading "Term Loan Commitment."

          (eee)   Term Notes is defined in Section 2.6 of this Agreement.

          (fff) Third Party means any person or entity who has executed and delivered, or who in the future may execute and deliver, to Agent and/or any Lender any agreement, instrument, or document, pursuant to which such person or entity has guarantied to Agent and/or any Lender the payment of the Indebtedness or has guaranteed the validity of any of the Collateral or has granted Agent and/or any Lender a security interest in or lien on some or all of such person's or entity's real or personal property to secure the payment of the Indebtedness.

          (ggg) Transaction Documents means this Agreement, the Notes and all documents, including, without limitation, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Debtor, any Third Party, or any Responsible Party pursuant hereto or in connection herewith.

     Section 1.2. Singulars and Plurals. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular.

     Section 1.3. U.C.C. Definitions. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State as of the date of this Agreement.

ARTICLE 2. ADVANCES AND TERM LOANS

     Section 2.1. Requests for an Advance. On the effective date of this Agreement, the principal balance of advances outstanding under the revolving line of credit established under the Original Loan Agreement is $17,203,402.89 (the "Original Revolving Loans"). By signing below, each Lender agrees to purchase or sell, as the case may be, interests in the Original Revolving Loans so that after giving effect thereto each Lender holds its pro rata share (based on the proportion which such Lender's Revolving Loan Commitment bears to the aggregate amount of the Revolving Loan Commitments) of the Original Revolving Loans; all of which shall constitute "Advances" under this Agreement which shall bear interest, mature, and otherwise be subject to the terms and conditions of this Agreement and the other Transaction Documents, secured by the Collateral and all Security Interests therein. From time to time on and after the date of this Agreement, Debtor may make a written or oral request for an Advance, so long as the sum of the aggregate principal balance of outstanding Advances and the requested Advance does not exceed the Borrowing Capacity as then computed; and each Lender, severally and not jointly, shall make available to Debtor such Lender's pro rata share (based on the proportion which such Lender's Revolving Loan Commitment bears to the aggregate amount of Revolving Loan Commitments) of such requested Advance, provided that (i) the Borrowing Capacity would not be so exceeded; (ii) there has not occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default; (iii) all representations and warranties contained in this Agreement and in the other Transaction Documents are true and correct on the date such requested Advance is made as though made on and as of such date; and (iv) no Lender's Revolving Loan Commitment would be exceeded. Notwithstanding any other provision of this Agreement, Agent may from time to time reduce the percentages applicable to the Receivables Borrowing Base and the Inventory Borrowing Base as they relate to amounts of the Borrowing Capacity to the extent Agent determines in its reasonable judgment, that there has been a material change in circumstances related to any or all Receivables or Inventory from those circumstances in existence on or prior to the date of this Agreement or in the financial or other condition of Debtor. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so, and the making of the Advance to Debtor as hereinafter provided shall conclusively establish Debtor's obligation to repay the Advance.

     Section 2.2. Procedures for Advances. (a) Manner and Disbursement of Advances. Debtor shall give written or telephonic notice to Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date Debtor requests that any Advance be made to it, and, except in the case of Advances made under Section 2.2(b), Agent shall promptly notify each Lender of Agent's receipt of each such notice. Each such notice shall specify the date of the Advance requested (which must be a Business Day) and the amount of such Advance. Each Advance shall initially constitute part of the applicable Prime Rate Portion except to the extent Debtor has otherwise timely elected that such Advance constitute part of a LIBOR Portion as provided in
Item 18 of the Schedule. Not later than 1:00 p.m. (Chicago time) on the date specified for any Advance hereunder, each Lender shall make the proceeds of its pro rata share of such Advance available to Agent at such place designated by Agent in immediately available funds. Subject to the provisions of Section 2.1 above, the proceeds of each Advance shall be made available to Debtor in the manner agreed to by Debtor and Agent in writing or, absent any such agreement, as determined by Agent upon receipt by Agent from each Lender of its pro rata share of such Advance. Unless Agent shall have been notified by a Lender prior to 12:00 noon (Chicago time) on the date an Advance is to be made that such Lender does not intend to make its pro rata share of such Advance available to Agent, Agent may assume that such Lender has made such share available to

Agent on such date and Agent may in reliance upon such assumption make available to Debtor a corresponding amount.

     (b) Funding of Advances by Agent. Notwithstanding the notice requirements set forth in Section 2.2(a) above, but otherwise in accordance with the terms and conditions of this Agreement, Agent may, in its sole discretion without conferring with Lenders but on their behalf, make Advances to Debtor in an amount requested by Debtor. Each Lender's obligation to fund its pro rata share of any such Advance made by Agent will commence on the date such Advance is actually so made by the Agent. However, until the date on which the Settlement of such Advance is required in accordance with Section 2.7, such obligation of Lender shall be satisfied by Agent's making of such Advance. Debtor acknowledges and agrees that the making of such Advances by Agent under this Section shall, in each case, be subject in all respects to the provisions of this Agreement as if each such Advance were made in response to a notice requesting such Advance made in accordance with Section 2.2(a) above, including without limitation the limitations set forth in Section 2.1. All actions taken by Agent pursuant to the provisions of this Section shall be conclusive and binding on Debtor. Any Advances made and maintained by Agent pursuant to this Section shall constitute part of the applicable Prime Rate Portion. Notwithstanding anything herein to the contrary, prior to the Settlement with any Lender of any Advance funded by Agent under this Section, interest payable on such Advance otherwise allocable to such Lender shall be for the sole account of Agent and payment of principal on such Advance otherwise allocable to such Lender shall be for the sole account of Agent.

     (c) Late Payment By Lender. If an amount due Agent from a Lender to fund such Lender's pro rata share of an Advance, as required by Section 2.2(a) hereof, or to effect the Settlement of any Advance, as required of Section 2.7 hereof, is not in fact made available to Agent by such Lender when due and Agent has made the corresponding amount available to Debtor, Agent shall be entitled to receive such amount from such Lender forthwith upon Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Debtor and ending on but excluding the date Agent recovers such amount at a rate per annum equal to the effective rate charged to Agent or its affiliates for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by Agent immediately upon demand, Debtor will, on demand, repay to Agent the proceeds of the Advance attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Advance, but (i) without such payment being considered a payment or prepayment of a LIBOR Portion (so that Debtor will have no liability under Item 18(h) of the Schedule with respect to such payment) and (ii) without such payment impairing or otherwise prejudicing Debtor's claims and other rights against such Lender.

     Section 2.3. Establishment of Reserves. Agent may, at any time and from time to time, in its reasonable judgment, establish reserves against the Receivables or the Inventory of Debtor. The amount of such reserves shall be subtracted from the Receivables

Borrowing Base or Inventory Borrowing Base, as applicable, when calculating the amount of the Borrowing Capacity.

     Section 2.4. Letters of Credit. (a) Requests for Letters of Credit. At the request of Debtor, and upon execution of Letter of Credit documentation satisfactory to the Hongkong Shanghai Banking Corporation or another bank acceptable to Agent, Agent, within the limits of the Borrowing Capacity as then computed, shall guaranty Letters of Credit issued from time to time by the Hongkong Shanghai Banking Corporation or such other bank acceptable to Agent for the account of Debtor in an amount not exceeding in the aggregate at any one time outstanding the amount set forth in Item 9 of the Schedule. The Letters of Credit shall be on terms mutually acceptable to Agent and Debtor and no Letters of Credit shall have an expiration date later than the termination date of this Agreement. An Advance in an amount equal to any amount paid by Agent on such guaranty shall be deemed made to Debtor, without request therefor, immediately upon any payment by Agent on such guaranty, which Advance shall be deemed part of the applicable Prime Rate Portion. In connection with the issuance of any guaranty of a Letter of Credit, Debtor shall pay to Agent for the benefit of the Lenders in accordance with their pro rata share thereof (based on the proportion which the relevant Lender's Revolving Loan Commitment bears to the aggregate amount of Revolving Loan Commitments), the fees set forth in Item 19 of the Schedule and to the issuer of the relevant Letter of Credit all fees charged by such issuer.

     (b) Participations in Letters of Credit. Each Lender shall participate on a pro rata basis (based on the proportion which the relevant Lender's Revolving Loan Commitment bears to the aggregate amount of Revolving Loan Commitments) in the Letters of Credit, and the guaranty obligations arising in connection therewith, and in any deemed Advance made under Section 2.4(a) above, which participation shall arise on the date of this Agreement with respect to all outstanding letters of credit guaranteed by HBLI under the Original Loan Agreement and listed on Exhibit C and which participation shall automatically arise with respect to each Letter of Credit issued after the date of this Agreement upon the issuance of each such Letter of Credit. Each Lender unconditionally agrees that in the event an Advance is deemed to be made to Debtor under the terms of Section 2.4(a) above, then in that event such Lender shall pay to Agent such Lender's pro rata share of such Advance (on the next Settlement Date or, if sooner required by Agent, by 1:00 p.m. (Chicago time) upon Agent's demand if such demand is given to such Lender by 11:00 a.m. (Chicago time) on any Business Day or, if such demand is given after 11:00 a.m. (Chicago time) on any Business Day, by 1:00 p.m. (Chicago time) on the next Business Day), without regard to the conditions for an Advance set forth in
Section 2.1, and in return such Lender shall automatically receive an equivalent percentage participation in each payment received in respect of the relevant Advance, together with interest thereon as provided for herein. The obligations of Lenders to Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except to the extent Debtor is relieved from its obligation to reimburse Agent for a drawing under a Letter of Credit because of Agent's gross negligence or willful misconduct) and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against Debtor, Agent, any other Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse Agent for its pro rata share of the amount of any such draft, then in that event (i) the defaulting Lender shall have no right to participate in any recoveries from Debtor in respect of such Advance and (ii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any other Transaction Document shall first be applied to reimbursing Agent for the defaulting Lender's portion of the Advance, together with interest thereon as provided for herein. Upon reimbursement to Agent (pursuant to clause (ii) above or otherwise) of the amount advanced in respect of the defaulting Lender's share of the Advance together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in Agent's right of recovery against Debtor in respect of the Advance made by Agent.

     Section 2.5. Term Loans. On the effective date of this Agreement, the principal balance of the term loan outstanding under the Original Loan Agreement is $291,665.00 (the "Original Term Loan"). By signing below, each Lender agrees to purchase or sell, as the case may be, interests in the Original Term Loan so that after giving effect thereto the outstanding principal amount of the Original Term Loan owing to each Lender equals such Lender's Term Loan Commitment (the Original Term Loan held by each Lender immediately after giving effect thereto being referred to herein individually as such Lender's "Term Loan" and collectively all Term Loans made by Lenders being referred to herein as the "Term Loans"); and the Term Loans shall thereafter bear interest, mature, and otherwise be subject to the terms and conditions of this Agreement and the other Transaction Documents, secured by the Collateral and all Security Interests therein. Debtor hereby promises to make principal payments on the Term Loans in monthly principal installments as follows: $13,889.00 in the aggregate on March 1, 1997, and a like amount on the same day of each month thereafter, with a final installment of all principal not sooner paid on the Term Loans due on December 1, 1998, the final maturity thereof. All such principal payments on the Term Loans shall be applied to the Lenders pro rata based on the proportion which the outstanding principal amount of each Lender's Term Loan bears to the aggregate outstanding principal amount of the Term Loans prior to giving effect to such payment.

     Section 2.6. Promissory Notes. (a) The pro rata share of all Advances made by a Lender (including Advances in which such Lender participates in pursuant to the terms of Section 2.7) shall be evidenced by a single Revolving Note of Debtor issued to such Lender (individually a "Revolving Note" and collectively for all Lenders the "Revolving Notes"), each such Revolving Note to be payable to the order of the applicable Lender in the principal amount of its Revolving Loan Commitment and otherwise in the form of Exhibit A-1 hereto.

     (b) The Term Loan made by a Lender shall be evidenced by a single Term Note of Debtor issued to such Lender (individually a "Term Note" and collectively for all Lenders the "Term Notes"), each such Term Note to be payable to the order of the applicable Lender in the principal amount of its Term Loan Commitment and otherwise in the form of Exhibit A-2 hereto.

     (c) All loans or advances made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the applicable Prime Rate Portion or LIBOR Portion and the rates of interest and interest periods applicable thereto shall be recorded by the Lenders on their books and records or, at their option in any instance, endorsed on the reverse side of the Notes. Without regard to the principal amount of each Note stated on its face, the actual principal amount at any time outstanding and owing by Debtor on account thereof shall be the sum of all loans or advances then or theretofor made thereon less all payments of principal actually received thereon.

     Section 2.7. Weekly Settlement. (a) In order to minimize the frequency of transfers of funds between Agent and each Lender, Advances and repayments of Advances and Term Loans will be settled according to the procedures described in this Section. Agent shall, once every seven (7) days, or sooner, if necessary in order to afford Debtor the ability to fully utilize the Revolving Loan Commitment of each Lender or otherwise if so elected by Agent in its discretion, but in each case on a Business Day, (each such day being a "Settlement Date"), distribute to each Lender a statement (the "Settlement Report") disclosing as of the immediately preceding Business Day, the aggregate unpaid principal balance of Advances and Term Loans outstanding as of such date (including Advances made by the Agent under Section 2.2(b) hereof), repayments and prepayments of principal received from Debtor with respect to the Advances and Term Loans since the immediately preceding Settlement Report, and additional Advances made to Debtor since the date of the immediately preceding Settlement Report. Each Settlement Report shall disclose the net amount (the "Settlement Amount") due to or due from Lenders to effect a Settlement of any Advance or Term Loan. The Settlement Report submitted to a Lender shall be prima facie evidence of the amount due to or from such Lender to effect a Settlement of any Advance or Term Loan. If the Settlement Report discloses a net amount due from Agent to any Lender to effect the Settlement of an Advance or Term Loan, Agent, concurrently with the delivery of the Settlement Report to Lenders, shall transfer, by wire transfer or otherwise, such amount to such Lender in funds immediately available to such Lender, in accordance with such Lender's instructions. If the Settlement Report discloses a net amount due to Agent from any Lender to affect the Settlement of any Advance or Term Loan, then such Lender shall wire transfer such amount, in funds immediately available to Agent, as instructed by Agent. Such net amount due from a Lender to Agent shall be due by 1:00 p.m. (Chicago time) on the Settlement Date if such Settlement Report is received before 11:00 a.m. (Chicago time) and such net amount shall be due by 1:00 p.m. (Chicago time) on the first Business Day following the Settlement Date if such Settlement Report is received after 11:00 a.m. (Chicago time). Notwithstanding the foregoing, payments actually received by Agent with respect to the following items shall be distributed by Agent to each Lender as follows:

          (i) any principal payment of a LIBOR Portion that is not converted or continued will be paid to Lenders by Agent on the same day as received;

         (ii) as soon as possible, but in any event, within one Business Day after receipt thereof by Agent, payments applicable to interest on the Advances and Term Loans shall be paid to each Lender in proportion to its pro rata share thereof (based on the outstanding principal amount of the relevant Indebtedness owing to each Lender), subject to any adjustments for any Advances made by Agent under Section 2.2(b) hereof so that Agent alone shall receive interest on the Advances so made until Settlement with such Lender on such Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender. Each Lender's share of interest accruing each day on the Advances shall be based on such Lender's Daily Loan Balance. For purposes hereof, the term "Daily Loan Balance" shall mean as of any day for any Lender, an amount calculated as of the end of that day by subtracting (a) the cumulative principal amount paid by Agent to such Lender on account of Advances from the date of this Agreement through and including the date as of which the Daily Loan Balance is being determined from (b) the cumulative principal amount advanced by such Lender to Agent for the benefit of Debtor to fund Advances made or purchased on and after the date of this Agreement through and including such date of determination; and

          (iii) as soon as possible, but in any event, within one Business Day after receipt thereof by Agent, payments applicable to the fees set forth in Item 19 to the Schedule and expenses payable under this Agreement, shall in each case be paid to each Lender as set forth in the applicable Section hereof.

     (b) In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which Debtor is a debtor, prevent Agent or any Lender from making any advance to effect a Settlement contemplated hereby, Agent or such Lender, as the case may be, will make such dispositions and arrangements with the other Lenders with respect to the Advances and Term Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender holding its pro rata share of the outstanding Advances and Term Loans.

     (c) Payments to effect a Settlement shall be made without set-off, counterclaim or reduction of any kind. The failure or refusal of any Lender to make available to Agent at the aforesaid time and place the amount of the Settlement Amount due from such Lender (i) shall not relieve any other Lender from its several obligation hereunder to make available to Agent the amount of such other Lender's Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Loan Commitments of such other Lender.

ARTICLE 3. COLLATERAL AND INDEBTEDNESS SECURED

     Section 3.1. Security Interest. Debtor hereby grants to Agent, for the benefit of the Lenders, a security interest in, and a lien on, the following property of Debtor wherever located and whether now owned or hereafter acquired:

          (a) All Accounts, Inventory, General Intangibles, Chattel Paper, Documents, Investment Property, and Instruments, whether or not specifically assigned to Agent, including, without limitation, all Receivables and all Equipment, whether or not affixed to realty, and Fixtures.

          (b) All guaranties, collateral, liens on, or security interests in, real or personal property, leases, letters of credit, and other rights, agreements, and property securing or relating to payment of Receivables.

          (c) All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to Collateral.

          (d) All monies, securities, and other property now or hereafter held, or received by, or in transit to, Agent or any Lender from or for Debtor, and all of Debtor's deposit accounts, credits, and balances with Agent or any Lender existing at any time.

          (e) All parts, accessories, attachments, special tools, additions, replacements, substitutions, and accessions to or for all of the foregoing.

          (f) All Proceeds and products of all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

Any and all liens and security interests granted to HBLI by Debtor pursuant to the Original Transaction Documents are hereby assigned and transferred unto Agent, for the benefit of the Lenders, as collateral security for the Indebtedness, whether now existing or hereafter arising; and the foregoing represents a continuation of the liens and security interests created and provided for in the Original Loan Agreement, as amended by the terms of this Agreement, and nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Original Loan Agreement as to the indebtedness and obligations which would be secured thereby prior to giving effect to this Agreement. Notwithstanding anything to the contrary contained in the foregoing clauses (a) through (f) above, the Collateral shall not include (i) machinery and equipment of Debtor located outside of the United States of America as of October 5, 1992, as well as any and all machinery and equipment of Debtor acquired after October 5, 1992, which is located outside of the United States of America at the time it is originally put into service by Debtor and continues at all times thereafter to be used by Debtor in its operations located outside of the United States of America and (ii) machinery and equipment listed and identified on Exhibit B-2 to this Agreement to the extent such machinery and equipment is subject to a prior perfected security interest in favor of, and secures indebtedness of Debtor heretofore created and owing to, National Materials L.P.

     Section 3.2. Other Collateral. Nothing contained in this Agreement shall limit the rights of Agent or any Lender in and to any other collateral securing the Indebtedness which may have been, or may hereafter be, granted to Agent or the Lenders by Debtor or any Third Party, pursuant to any other agreement.

     Section 3.3. Indebtedness Secured. The Security Interest secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Agent and

Lenders, and any of them individually, arising under or otherwise relating to this Agreement or any of the other Transaction Documents, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all amounts owing under the Term Notes; (c) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (d) all other monies payable by Debtor, and all obligations and agreements of Debtor to Agent and Lenders, and any of them individually, pursuant to the Transaction Documents; (e) all debts owed, or to be owed, by Debtor to others which Agent and Lenders, and any of them individually, has obtained, or may obtain, by assignment or otherwise; (f) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Agent and Lenders, and any of them individually, pursuant to any of the Transaction Documents; and (g) all monies due, and to become due, pursuant to Article 7 and pursuant to Item 18 and 19 of the Schedule.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     To induce each Lender to enter into this Agreement, and continue to make Advances to Debtor from time to time as herein provided and to make and maintain loans to Debtor which are, or are to be, evidenced by the Term Notes, Debtor represents and warrants to Agent and each Lender and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant to Agent and each Lender as follows:

     Section 4.1. Corporate Existence. Debtor and each Consolidated Subsidiary is duly organized and existing and in good standing under the laws of the state specified in Item 10 of the Schedule and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

     Section 4.2. Corporate Capacity. The execution, delivery, and performance of the Transaction Documents are within Debtor's corporate powers, have been duly authorized by all necessary and appropriate corporate and shareholder action, and are not in contravention of any law or the terms of Debtor's articles or certificate of incorporation or by-laws or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

     Section 4.3. Validity of Receivables. Except for exceptions to the second part of clause (a) and exceptions to clauses (b) and (f) which are identified and described in reasonable detail on the most recent Receivables Schedule delivered to Secured Party pursuant to Item 17 of the Schedule and, as to the first part of clause (a), except for unintentional billing errors which do not have a material adverse effect on the aggregate amount of Debtor's Receivables at any one time outstanding and which are promptly corrected by Debtor after it has knowledge of any such error (and Debtor hereby agrees to identify and describe in reasonable detail all such errors upon knowledge of the same on the Receivables Schedule next due to Agent pursuant to
Item 17 of the Schedule), (a) each Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Debtor by the Account Debtor obligated thereon; (b) there are no defenses, set-offs, or counterclaims against any Receivable; (c) no payment has been received on any Receivable, and no Receivable is subject to any Credit or Extension or agreements therefor unless written notice specifying such payment, Credit, Extension, or agreement has been delivered to Secured Party; (d) each copy of each Invoice is a true and genuine copy of the original Invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Receivable arose, and the date payment is due as stated on each such Invoice or computed based on the information set forth on each such Invoice is correct; (e) all Chattel Paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor; (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by Debtor in connection with each Receivable have been performed by Debtor; and (i) all evidence of the performance of such services by Debtor is true and genuine.

     Section 4.4. Inventory. (a) All representations made by Debtor to Agent or any Lender, and all documents and schedules given by Debtor to Agent or any Lender, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct; (b) Debtor has not received any Inventory on consignment or approval or any customer-owned Inventory unless, with respect to any Inventory on consignment or approval, Debtor has delivered written notice to Agent describing any Inventory which Debtor has received on consignment or approval (and has appropriately marked its records to reflect the existence of such Inventory on consignment or approval) or, with respect to any customer-owned Inventory received by Debtor, Debtor has promptly made entries in its books and records reflecting the same as customer-owned Inventory and not Inventory of Debtor; (c) except for Inventory out on consignment with an aggregate market value of not more than $10,000 at any one time outstanding, Inventory is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in
Item 11 of the Schedule, or such other place or places as approved by Agent in writing; (d) all Inventory is insured as required by Section 9.11, pursuant to policies in full compliance with the requirements of such Section; and (e) all Inventory has been produced by Debtor in accordance with the Federal Fair
Labor Standards Act of 1938, as amended, and all rules, regulations, and orders promulgated thereunder.

     Section 4.5. Title to Collateral. (a) Debtor is the owner of the Collateral free of all security interests, liens, and other encumbrances except the Security Interest and except as described in Item 12 of the Schedule; (b) Debtor has the unconditional authority to grant the

Security Interest to Agent; and (c) assuming that all necessary Uniform Commercial Code filings have been made and, if applicable, assuming compliance with the Federal Assignment of Claims Act of 1940, as amended, Agent has, for the benefit of the Lenders, an enforceable first lien on all Collateral, subordinate only to those security interests, liens, or encumbrances described as having priority over the Security Interest in Item 12 of the Schedule.

     Section 4.6. Notes Receivable. No Receivable is an Instrument, Document, or Chattel Paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument as has been endorsed and delivered by Debtor to Agent and has not been presented for payment and returned uncollected for any reason.

     Section 4.7. Equipment. Equipment is located only at the address of Debtor set forth at the beginning of this Agreement, the locations specified in
Item 11 of the Schedule, or such other place or places as approved by Agent in writing. Equipment constituting Collateral which is a Fixture is affixed to real property only at the address of Debtor set forth at the beginning of this Agreement, or such other place or places as approved by Agent in writing. Such real property is owned by Debtor or leased to Debtor by the persons or persons named in Item 11 of the Schedule.

     Section 4.8. Place of Business. (a) Unless otherwise disclosed to Agent in
Item 11 or Item 13 of the Schedule, Debtor is engaged in business operations which are in whole, or in part, carried on at the address or addresses specified at the beginning of this Agreement and at no other address or addresses; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor's records concerning the Collateral are kept at the address or addresses specified at the beginning of this Agreement or in Item 13 of the Schedule.

     Section 4.9. Financial Condition. Debtor has furnished to each Lender Debtor's most current financial statements, which statements represent correctly and fairly the results of the operations and transactions of Debtor and the Consolidated Subsidiaries as of the dates, and for the period referred to, and have been prepared in accordance with generally accepted accounting principles consistently applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to the Lenders.

     Section 4.10. Taxes.  Except as disclosed in writing by Debtor to the
Lenders: (a) all federal and other tax returns required to be filed by Debtor and each Consolidated Subsidiary have been filed, and all taxes required by such returns have been paid; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

     Section 4.11. Litigation. Except as disclosed in writing by Debtor to the Lenders, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of

Debtor, threatened against Debtor or any Consolidated Subsidiary or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Debtor or any Consolidated Subsidiary or materially impair the right or ability of Debtor or any Consolidated Subsidiary to carry on its operations substantially as conducted on the date of this Agreement.

     Section 4.12. ERISA Matters. (a) No Pension Plan has been terminated, or partially terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; (b) neither Debtor nor any Consolidated Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal; (c) neither Debtor nor any Consolidated Subsidiary has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA; (d) neither Debtor nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred; (f) no Pension Plan or other "employee pension benefit plan," as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived), as defined in Section 302 of ERISA or in
Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (h) each Pension Plan and each other "employee benefit plan," as defined in Section 3(3) of ERISA, to which Debtor or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan," as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and (j) neither Debtor nor any Consolidated Subsidiary has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

     Section 4.13. Environmental Matters. (a) Any Environmental Questionnaire previously provided to Agent was and is accurate and complete and does not omit any material fact the omission of which would make the information contained therein materially misleading.

     (b) No above ground or underground storage tanks containing Hazardous Substances are, or to the best of Debtor's knowledge have been, located on any property owned, leased, or operated by Debtor or any Consolidated Subsidiary.

     (c) No property owned, leased, or operated by Debtor or any Consolidated Subsidiary is, or to the best of Debtor's knowledge has been, used for the treatment, storage, or Disposal of Hazardous Substances in Reportable Quantities.

     (d) No Release in Reportable Quantities of a Hazardous Substance has occurred, or is threatened on, at, from, or near any property owned, leased, or operated by Debtor or any Consolidated Subsidiary.

     (e) Neither Debtor nor any Consolidated Subsidiary is subject to any existing, pending, or threatened suit, claim, notice of violation, or request for information under any Environmental Law nor has Debtor or any Consolidated Subsidiary provided any notice or information relating to any violation of Environmental Law by Debtor or any Consolidated Subsidiary or relating to their business or properties.

     (f) Debtor and each Consolidated Subsidiary is in compliance in all material respects with, and have obtained all Environmental Permits required by, all Environmental Laws.

     Section 4.14. Validity of Transaction Documents. The Transaction Documents constitute the legal, valid, and binding obligations of Debtor and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

     Section 4.15. No Consent or Filing. No consent, license, approval, or authorization of, or registration, declaration, or filing with, any court, governmental body or authority, or other person or entity is required in connection with the valid execution, delivery, or performance of the Transaction Documents or for the conduct of Debtor's business as now conducted, other than filings and recordings to perfect security interests in or liens on the Collateral in connection with the Transaction Documents.

     Section 4.16. No Violations. Neither the Debtor nor any Consolidated Subsidiary is in violation of any term of its articles or certificate of incorporation, or by-laws. Neither Debtor nor any Consolidated Subsidiary is in violation of any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Debtor nor any Consolidated Subsidiary is in violation of any order, writ, judgment, injunction, or decree of any court of competent jurisdiction or of any statute, rule, or regulation of any governmental authority, the violation of which might reasonably be expected to result in a material and adverse effect upon its business or assets. The execution and delivery of the Transaction Documents and the performance of all of the same, is, and will be, in compliance with the foregoing and will not result in any violation thereof, or result in the creation of any mortgage, lien, security interest, charge, or encumbrance upon, any properties or assets except in favor of Agent for the benefit of the Lenders. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents) which materially adversely affects, or in the future
(so far as Debtor can now foresee) may materially adversely affect, the condition, business, or operations of Debtor or any Consolidated Subsidiary.

     Section 4.17. Trademarks and Patents. Debtor and each Consolidated Subsidiary possesses all trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights that are required to conduct its business as now conducted without conflict with the rights or claimed rights of others. A list of the foregoing is set forth in Item 14 of the Schedule.

     Section 4.18. Contingent Liabilities. There are no suretyship agreements, guaranties, or other contingent liabilities of Debtor or any Consolidated Subsidiary which are not disclosed by the financial statements described in
Section 4.9 or Item 25 of the Schedule.

     Section 4.19. Compliance with Laws. Debtor is in compliance in all material respects with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

     Section 4.20. Licenses, Permits, Etc. Each franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other person or entity required for or in connection with the conduct of Debtor's and each Consolidated Subsidiary's business as now conducted is in full force and effect.

     Section 4.21. Labor Contracts. Neither Debtor nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies except as set forth in Item 15 of the Schedule.

     Section 4.22. Consolidated Subsidiaries. Debtor has no Consolidated Subsidiaries other than those listed in Item 33 of the Schedule, and the percentage ownership of Debtor in each such Consolidated Subsidiary is specified in such Item 33.

     Section 4.23. Authorized Shares. Debtor's total authorized common shares, the par value of such shares, and the number of such shares issued and outstanding, are set forth in Item 16 of the Schedule. All of such shares are of one class and have been validly issued in full compliance with all applicable federal and state laws, and are fully paid and non-assessable. No other shares of the Debtor of any class or type are authorized or outstanding.

ARTICLE  5. CERTAIN DOCUMENTS TO BE DELIVERED TO AGENT

     Section 5.1. Documents. Debtor shall deliver to Agent all documents specified in Item 17 of the Schedule (and, upon request by any Lender with respect to any weekly, monthly, or quarterly reports described therein, to such requesting Lender), as frequently as indicated therein or at such other times as Agent may request, and all other documents and information reasonably requested by Agent or any Lender, all in form, content and detail satisfactory to Agent. The documents and schedules to be provided under this
Section 5.1 are solely for the convenience of Agent and the Lenders in administering this Agreement and maintaining records of the Collateral. Debtor's failure to provide Agent with any such schedule shall not affect the Security Interest.

     Section 5.2. Invoices. Debtor shall cause all of its Invoices to be printed and to bear numbers. If requested by Agent, all copies of Invoices not previously delivered to Agent shall be delivered to Agent with each schedule of Receivables. Copies of all Invoices which are voided or cancelled or which, for any other reason, do not evidence a Receivable shall be included in such delivery. If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, Debtor shall account in writing, in form satisfactory to Agent, for such missing Invoice.

     Section 5.3. Chattel Paper. The original of each item of Chattel Paper evidencing a Receivable shall be delivered to Agent with the schedule listing the Receivable which it evidences, together with an assignment in form and content satisfactory to Agent of such Chattel Paper by Debtor to Agent.

ARTICLE  6. COLLECTIONS

     Unless Agent notifies Debtor that it specifically dispenses with one or more of the following requirements, any Proceeds of Collateral received by Debtor, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, shall be held by Debtor in trust for Agent in the same medium in which received, shall not be commingled with any assets of Debtor, and shall be delivered immediately to Agent. So long as Agent elects to keep the Marine Payment Account in existence, Debtor shall deposit Proceeds of Collateral into the Marine Payment Account and shall, on the day of each such deposit, forward to Agent a copy of the deposit receipt of the depository bank indicating that such deposit has been made. Upon receipt of Proceeds of Collateral, Agent shall apply such Proceeds directly to the Indebtedness in the manner provided in Section 7.5. Checks drawn on the Marine Payment Account, and all or any part of the balance of the Marine Payment Account, shall be applied from time to time to the Indebtedness in the manner provided in Section 7.5.

ARTICLE  7. PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES

     Section 7.1. Promise to Pay Principal. Debtor promises to pay to each Lender, at the offices of the Agent, the outstanding principal of Advances and the Term Notes in full upon termination of this Agreement pursuant to Section 14.13, or acceleration of the time for payment of the Indebtedness, pursuant to
Section 11.2. Whenever the outstanding principal balance of Advances exceeds the Borrowing Capacity, Debtor shall immediately pay to Agent, for the benefit of the Lenders, the excess of the outstanding principal balance of Advances over the Borrowing Capacity.

     Section 7.2. Promise to Pay Interest. (a) Debtor promises to pay to each Lender, at the offices of the Agent, interest on the principal of Advances from time to time unpaid and on the balance of principal remaining from time to time unpaid on the Term Notes at the per annum rates specified in Item 18 of the Schedule. From the date of the occurrence of, and during the continuance of, an Event of Default, at the written direction of Agent, Debtor, as additional compensation to the Lenders for their increased credit risk, promises to pay interest at a per annum rate equal to (i) 3% greater than the rate of interest specified in Item 18 of the Schedule on the principal of Advances and on the balance of principal remaining from time to time unpaid on the Term Notes, whether or not past due and (ii) 3% plus the Prime Rate as in effect from time to time on any other amounts past due under the Transaction Documents.

     (b) Interest shall be paid (i) on the first day of each month in arrears,
(ii) on termination of this Agreement, pursuant to Section 14.13, (iii) on acceleration of the time for payment of the Indebtedness, pursuant to Section 11.2, and (iv) on the date the Indebtedness is paid in full.

     (c) Any change in the interest rate resulting from a change in the Prime Rate shall take effect simultaneously with such change in the Prime Rate. Interest shall be computed on the daily unpaid principal balance of Advances or of the Term Notes, as the case may be. Interest shall be calculated for each calendar day at 1/360th of the applicable per annum rate which will result in an effective per annum rate higher than that specified in Item 18 of the Schedule. In no event shall the rate of interest exceed the maximum rate permitted by applicable law. If Debtor pays to Agent or any Lender interest in excess of the amount permitted by applicable law, such excess shall be applied in reduction of the principal of Advances made pursuant to this Agreement or in reduction of the principal of the Term Notes, as of the case may be, and any remaining excess interest, after application thereof, shall be refunded to Debtor.

     Section 7.3. Promise to Pay Fees. Debtor promises to pay to Agent, for the benefit of the Agent and the Lenders, as applicable, any fees specified in
Item 19 of the Schedule on the applicable due dates also specified in Item 19 of the Schedule.

     Section 7.4. Promise to Pay Costs and Expenses. (a) Debtor agrees to pay to Agent, on demand, all costs and expenses as provided in this Agreement, and all costs and expenses incurred by Agent (and, with respect to clauses (ii), (vii), (viii), (ix), and (x) below, of any Lender) from time to time in connection with this Agreement, including, without limitation, those incurred in: (i) preparing, negotiating, amending, waiving, or granting consent with respect to the terms of any or all of the Transaction Documents; (ii) enforcing the Transaction Documents; (iii) performing, pursuant to Section 14.2, Debtor's duties under the Transaction Documents upon Debtor's failure to perform them;
(iv) filing financing statements, assignments, or other documents relating to the Collateral (e.g., filing fees, recording taxes, and documentary stamp taxes); (v) maintaining the Marine Payment Account; (vi) administering the Transaction Documents (including, but not limited to, wire transfer charges incurred by the Agent), but not ordinary general and administrative expenses;
(vii) compromising, pursuing, or defending any controversy, action, or proceeding resulting, directly or indirectly, from Agent's or any Lender's relationship with Debtor, regardless of whether Debtor is a party to such controversy, action, or proceeding and of whether the controversy, action, or proceeding occurs before or after the Indebtedness has been paid in full, provided that Debtor shall not be liable for any portion of such costs and expenses finally determined by a court of competent jurisdiction to have resulted from the indemnified party's material breach of this

Agreement, gross negligence or willful misconduct; (viii) realizing upon or protecting any Collateral; (ix) enforcing or collecting any Indebtedness or guaranty thereof; (x) employing collection agencies or other agents to collect any or all of the Receivables; (xi) out-of-pocket expenses incurred by Agent in examining Debtor's books and records or inspecting the Collateral including, without limitation, the reasonable costs of examinations and inspections conducted by third parties, provided that (x) prior to the occurrence of an Event of Default, or an event which with notice or lapse of time, or both, would constitute an Event of Default, Debtor shall be obligated for not more than $1,500 during any calendar year for such field audit costs and expenses,
(y) after the occurrence of any Event of Default, or event which with notice or lapse of time, or both, would constitute an Event of Default, Debtor shall be obligated to pay all of such costs and expense, and (z) nothing herein shall limit Agent's or any Lender's right to audit, examination, inspection, or other fees otherwise payable under Section 7.3; and (xii) obtaining independent appraisals from time to time as deemed necessary or appropriate by Agent, provided that (x) prior to the occurrence of an Event of Default hereunder, Debtor shall be obligated to pay such costs and expenses under this clause
(xii) no more often than one time during any 24-month period and (y) after the occurrence of any Event of Default hereunder, Debtor shall be obligated to pay all of such costs and expenses.

     (b) Without limiting Section 7.4(a), Debtor also agrees to pay to Agent and each Lender, on demand, the actual fees and disbursements incurred by Agent or such Lender for attorneys retained by Agent or such Lender for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or in connection with any purpose specified in Section 7.4(a).

     Section 7.5. Method of Payment of Principal, Interest, Fees, and Costs and Expenses. Without limiting Debtor's obligation, pursuant to Sections 7.1, 7.2., 7.3, and 7.4 to pay the principal of Advances, the Term Notes, interest, fees, and costs and expenses, the following provisions shall apply to the payment thereof:

          (a) Payment of Principal. Debtor authorizes Agent to apply any Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, and any funds in the Marine Payment Account, to the unpaid principal of Advances.

          (b) Payment of Interest, Fees, and Costs and Expenses. Without limiting Debtor's obligation to pay accrued interest (including interest due with respect to the Term Notes as well as with respect to Advances), fees, and costs and expenses, Debtor authorizes Agent to (provided, however, Agent shall incur no liability for failure to): (i) make an Advance to pay for such items; or (ii) apply Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, and any funds in the Marine Payment Account, to the payment of such items.

           (c) Notwithstanding any other provision of this Agreement, Agent, in its sole discretion, shall determine the manner and amount of application of payments and credits and Proceeds of Collateral, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, fees, costs and expenses, or otherwise.

     Section 7.6. Computation of Daily Outstanding Balance. For the purpose of calculating the aggregate principal balance of outstanding Advances under
Section 2.1, Advances shall be deemed to be paid on the date that checks drawn on, or other funds received from, the Marine Payment Account are applied by Agent to Advances, and on the date any other payments on Receivables, or other payments from sales or leases of Inventory to be so applied, have been processed for collection by Agent; provided, however, for the purpose of calculating interest payable by Debtor, funds from the Marine Payment Account, payments on Receivables, other payments from sales or leases of Inventory, and any other payments, shall be deemed to be applied to Advances the number of days specified in Item 20 of the Schedule after the application of such funds from the Marine Payment Account or receipt of such payments by Agent, and the amount of interest payable will be adjusted by Agent from time to time accordingly. Notwithstanding any other provision of this Agreement, if any item presented for collection by Agent is not honored, Agent may reverse any provisional credit which has been given for the item and make appropriate adjustments to the amount of interest and principal due.

     Section 7.7. Account Stated. Debtor agrees that each monthly or other statement of account mailed or delivered by Agent to Debtor pertaining to the outstanding balance of Advances and of the Term Notes, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive and binding on Debtor and shall constitute an "account stated" with respect to the matters contained therein unless, within sixty (60) calendar days from when such statement is mailed or, if not mailed, delivered to Debtor, Debtor shall deliver to Agent written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Debtor.

     Section 7.8. Voluntary Repayments of the Term Notes. The Term Notes may be prepaid in whole or in part (but if in part, then in a minimum amount of $10,000 in the aggregate or, if less, the remaining outstanding principal balance thereof) at any time or from time to time. All such prepayments shall be made upon not less than one (1) Business Day's prior notice to Agent and shall be accompanied by accrued interest on the amount prepaid to the date fixed for prepayment. All such prepayments shall be applied to the installments due thereon in the inverse order of their maturities.

ARTICLE  8. PROCEDURES AFTER SCHEDULING RECEIVABLES.

     Section 8.1. Returned Merchandise. Prior to the occurrence of any Event of Default hereunder, Debtor shall notify Agent immediately of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory having an invoice amount of more than $100,000. After the occurrence of any Event of Default hereunder, Debtor shall notify Agent immediately of any such event, regardless of amount. Agent shall make appropriate adjustments to the Receivables Borrowing Base and the Inventory Borrowing Base to reflect the return of such Inventory.

     Section 8.2. Credits and Extensions.

     (a) Granting of Credits and Extensions. Debtor may grant such Credits and such Extensions as are ordinary in the usual course of Debtor's business without the prior consent of Agent or the Lenders; provided, however, that any such Extension shall not extend the time for payment beyond sixty (60) days after the original due date as shown on the Invoice evidencing the related Receivable, or as computed based on the information set forth on such Invoice.

     (b) Accounting for Credits and Extensions. Debtor shall make a full accounting of each grant of a Credit or an Extension, including a brief description of the reasons therefor and a copy of all credit memoranda. Such accountings shall be in form satisfactory to Agent and shall be delivered to Agent daily or at such other intervals as may be specified in Item 17 of the Schedule. All credit memoranda issued by Debtor shall be numbered and copies of the same, when delivered to Agent, shall be in numerical order and accounted for in the same manner as provided in Section 5.2 with respect to Invoices.

     (c) Adjustment to Receivables Borrowing Base. The Receivables Borrowing Base will be reduced by the amount of all Credits reflected in an accounting required by Section 8.2(b) and by the full amount of any Receivables for which Extensions were granted.

     Section 8.3. Returned Instruments. In the event that any check or other instrument received in payment of a Receivable shall be returned uncollected for any reason, Agent shall again forward the same for collection or return the same to Debtor. Upon receipt of a returned check or instrument by Debtor, Debtor shall immediately make the necessary entries on its books and records to reinstate the Receivable as outstanding and unpaid and immediately notify Agent of such entries. All Receivables of an Account Debtor with respect to which such check or instrument was received may upon Agent's notice to Debtor (written or oral) thereupon become Ineligible Receivables.

     Section 8.4. Debit Memoranda For Receivables. (a) Unless Agent otherwise notifies Debtor in writing, Debtor shall deliver at least weekly to Agent, together with the schedule of Receivables provided for in Item 17 of the Schedule, copies of all debit memoranda issued by Debtor.

     (b) All debit memoranda issued by Debtor shall be numbered and copies of the same, when delivered to Agent, shall be in numerical order and accounted for in the same manner as provided in Section 5.2 with respect to Invoices.

     Section 8.5. Notes Receivable. Debtor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable without the prior written consent of Agent. If Agent, in its reasonable judgment, consents to the acceptance of any such note or instrument, the same shall be considered as evidence of the Receivable giving rise to such note or instrument, shall be subject to the Security Interest, and shall not constitute payment of such Receivable, and Debtor shall forthwith endorse such note or instrument to the order of Agent and deliver the same to Agent, together with the Schedule listing the Receivables which it evidences. Upon collection, the proceeds of such note or instrument may be applied directly to unpaid Advances, the unpaid principal balance of the Term Notes, interest, and costs and expenses as provided in Section 7.5.

ARTICLE  9. AFFIRMATIVE COVENANTS

     So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Debtor shall comply with the covenants contained in Item 21 of the Schedule or elsewhere in this Agreement, and with the covenants listed below (except to the extent compliance in any case or cases is waived in writing by the Required Lenders):

     Section 9.1. Financial Statements.  Debtor shall furnish to Agent and each
Lender:

          (a) Within ninety (90) days after the end of each fiscal year, audited consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of such year, fairly presenting Debtor's and each Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of Debtor's immediately preceding fiscal year, and which shall be prepared by independent certified public accountants satisfactory to Agent.

          (b) Within twenty (20) days after the end of each month (except in the case of each month ending on the last day of a fiscal quarter, in which case the financial information/reports called for hereby shall be due within forty-five (45) days after the end of each such month), consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of such month, fairly presenting Debtor's and such Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period from the end of the immediately preceding fiscal year to the end of such month, all in such detail as Agent may request and signed and certified to be correct by the president or chief financial officer of Debtor or other financial officer satisfactory to Agent and in such form as is reasonably satisfactory to Agent.

          (c) Within twenty (20) days after the end of each fiscal quarter (except in the case of each month ending on the last day of a fiscal quarter, in which case the financial information/reports called for hereby shall be due within forty-five (45) days after the end of each such month), a compliance certificate executed by the president or chief financial officer of Debtor or other financial officer satisfactory to Agent and in such form as is reasonably satisfactory to Agent.

          (d) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Debtor sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Debtor files with the Securities and Exchange Commission.

          (e) Such additional information as Agent or any Lender may from time to time reasonably request regarding the financial and business affairs of Debtor or any Consolidated Subsidiary.

     Section 9.2. Government and Other Special Receivables. Debtor shall promptly notify Agent in writing of the existence of any Receivable as to which the perfection, enforceability, or validity of Agent's Security Interest in such Receivable, or Agent's right or ability to obtain direct payment to Agent of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

     Section 9.3. Terms of Sale.   The terms on which sales or leases giving
rise to Receivables are made shall be as specified in Items 3 and 22 of the Schedule.

     Section 9.4. Books and Records. Debtor shall maintain, at its own cost and expense, accurate and complete books and records with respect to the Collateral, in form reasonably satisfactory to Agent, and including, without limitation, records of all payments received and all Credits and Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and of all other dealings affecting the Collateral. Debtor shall make available such books and records to Agent and each Lender or its representative on request, provided that, so long as no Event of Default, or event which with notice or lapse of time, or both, would constitute an Event of Default, exists, Agent or any such Lender shall give Debtor three (3) Business Days prior notice of any such requested inspection. At Agent's request, Debtor shall mark all or any records to indicate the Security Interest. Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants.
The Marine Payment Account, if any, is not an asset of Debtor and shall not be shown as an asset of Debtor in such books and records or in such financial statements.

     Section 9.5. Inventory in Possession of Third Parties. If any Inventory remains in the hands or control of any of Debtor's agents, finishers, contractors, or processors, or any other third party, Debtor, if requested by Agent, shall notify such party of Agent's Security Interest in the Inventory and shall instruct such party to hold such Inventory for the account of Agent and subject to the instructions of Agent.

     Section 9.6. Examinations. Debtor shall at all reasonable times and from time to time permit Agent and any Lender, or its agents, to inspect the Collateral and to examine and make extracts from, or copies of, any of Debtor's books, ledgers, reports, correspondence, and other records.

     Section 9.7. Verification of Collateral. Agent shall have the right to verify all or any Collateral in any manner, and through any medium, Agent may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Agent may require in connection therewith.

     Section 9.8. Responsible Parties. Debtor shall notify Agent of the occurrence of any event specified in Section 1.1(w)(iv) with respect to any Responsible Party promptly after receiving notice thereof.

     Section 9.9. Taxes. Debtor shall promptly pay and discharge all of its taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of such taxes, assessments, and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide Agent with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith, and by appropriate proceedings diligently conducted, and adequate reserves for the payment thereof have been established.

     Section 9.10. Litigation. (a) Debtor shall promptly notify Agent and each Lender in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary or title to, or the value of, any Collateral; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction Document or any action taken, or to be taken, pursuant to any Transaction Document.

     (b) Debtor shall furnish to Agent or any Lender such information regarding any such litigation, proceeding, counterclaim, or investigation as Agent or such Lender shall request.

     Section 9.11. Insurance. (a) Debtor shall at all times carry and maintain in full force and effect such insurance as Agent may from time to time require, in coverage, form, and amount, and issued by insurers, satisfactory to Debtor and Agent, including, without limitation: workers' compensation or similar insurance; public liability insurance; business interruption insurance; and insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses as Debtor and similarly situated.

     (b) Debtor shall deliver to Agent the policies of insurance required by Agent, with appropriate endorsements designating Agent as an additional insured, mortgagee and loss payee as requested by Agent. Each policy of insurance shall provide that if such policy is cancelled for any reason whatsoever, if any substantial change is made in the coverage which affects Agent or the Lenders, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Agent until thirty (30) days after written notice thereof from the insurer issuing such policy to Agent.

     (c) Debtor hereby appoints Agent as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Agent, or otherwise, from time to time in Agent's discretion, to (i) take any actions and to execute any instruments which Agent may deem necessary or desirable to adjust, make claims under, and otherwise deal with insurance required pursuant hereto with respect to claims for loss, damage or destruction to Collateral having an aggregate fair market value, prior to its loss, damage or destruction, of $25,000 ($200,000 with respect to Inventory of Debtor located outside of the United States of America in the ordinary course of business) or more and to receive, endorse, and collect any drafts or other instruments delivered in connection therewith and (ii) take any actions and to execute any instruments which Agent may deem necessary or desirable after the occurrence of any Event of Default hereunder to obtain, adjust, make claims under and otherwise deal with insurance required pursuant hereto, regardless of amount and to receive, endorse, and collect any drafts or other instruments delivered in connection therewith.

     Section 9.12. Good Standing Business. (a) Debtor shall take all necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification.

     (b) Debtor shall engage only in the business conducted by it on the date of this Agreement, which is contract manufacturing.

     Section 9.13. Pension Reports. Upon the occurrence of any Pension Event, Debtor shall furnish to Agent and each Lender, as soon as possible and, in any event, within thirty (30) days after Debtor knows, or has reason to know, of such occurrence, the statement of the president or chief financial officer of Debtor setting forth the details of such Pension Event and the action which Debtor proposes to take with respect thereto.

     Section 9.14. Notice of Non-Compliance. Debtor shall notify Agent and each Lender in writing of any failure by Debtor or any Third Party to comply with any provision of any Transaction Document immediately upon learning of such non-compliance, or if any representation or warranty contained in any Transaction Document is no longer true.

     Section 9.15. Compliance with Environmental Laws.

     (a) Debtor shall comply in all material respects with all Environmental
Laws.

     (b) Debtor shall not suffer, cause, or permit the Disposal in Reportable Quantities of Hazardous Substances at any property owned, leased, or operated by it or any Consolidated Subsidiary.

     (c) Debtor shall promptly notify Agent and each Lender in the event of the Disposal in Reportable Quantities of any Hazardous Substance at any property owned, leased, or operated by Debtor or any Consolidated Subsidiary, or in the event of any Release, or threatened Release, in Reportable Quantities of a Hazardous Substance, from any such property.

     (d) Debtor shall, at Agent's reasonable request, provide, at Debtor's expense, updated Environmental Questionnaires and/or Environmental Reports concerning any property owned, leased, or operated by Debtor or any Consolidated Subsidiary located in the United States of America.

     (e) Debtor shall deliver promptly to Agent and each Lender (i) copies of any documents received from the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning Debtor's or any Consolidated Subsidiary's operations; and (ii) copies of any documents submitted by Debtor or any Consolidated Subsidiary to the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning its operations.

     Section 9.16. Defend Collateral. Debtor shall defend the Collateral against the claims and demands of all other parties (other than Agent or any Lender), including, without limitation, defenses, set-offs, and counterclaims asserted by any Account Debtor against Debtor or Agent or such Lender.

     Section 9.17. Use of Proceeds. Debtor shall use the proceeds of Advances and proceeds of the term loans evidenced by the Term Notes solely for Debtor's working capital and for such other legal and proper corporate purposes as are consistent with all applicable laws, Debtor's articles or certificate of incorporation and by-laws, resolutions of Debtor's Board of Directors, and the terms of this Agreement.

     Section 9.18. Compliance with Laws. Debtor shall comply with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

     Section 9.19. Maintenance of Property. Debtor shall maintain its property, including, without limitation, the Collateral, in good condition and repair and shall prevent the Collateral, or any part thereof, from being or becoming an accession to other goods not constituting Collateral.

     Section 9.20. Licenses, Permits, etc. Debtor shall maintain all of its franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders, if any, in full force and effect until their respective expiration dates.

     Section 9.21. Trademarks and Patents. Debtor shall maintain all of its trademarks, trademark rights, patents, patent rights, licenses, permits, tradenames, tradename rights, and approvals, if any, in full force and effect until their respective expiration dates.

     Section 9.22. ERISA. Debtor shall comply with the provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan.

     Section 9.23. Maintenance of Ownership. Except as set forth in Item 33 of the Schedule, Debtor shall at all times maintain ownership of the percentages of issued and outstanding capital stock or other equity interests of each Consolidated Subsidiary set forth in Item 33 of the Schedule and notify Agent in writing prior to the incorporation or organization of any new Consolidated Subsidiary.

     Section 9.24. Activities of Consolidated Subsidiaries. Unless the provisions of this Section 9.24 are expressly waived by the Required Lenders in writing, Debtor shall (i) cause each domestic Consolidated Subsidiary to comply with Sections 9.1(b), 9.9, 9.11(a), 9.12, 9.15, and 9.18 through 9.22, inclusive, and any of the provisions contained in Item 21 of the Schedule, (ii) cause each foreign Consolidated Subsidiary to comply with Sections 9.1(b), 9.9, 9.11(a), 9.12, 9.18 through 9.21, inclusive, and any of the provisions contained in Item 21 of the Schedule and (iii) cause each Consolidated Subsidiary to refrain from doing any of the acts proscribed by Sections 10.2, 10.3, and 10.5 through 10.14, inclusive, or proscribed by any of the provisions contained in Item 21 of the Schedule.

ARTICLE  10. NEGATIVE COVENANTS.

     So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Debtor, except to the extent compliance in any case or cases is waived in writing by the Required Lenders, shall not violate any covenant contained in Item 21 of the Schedule and shall not:

     Section 10.1. Location of Inventory, Equipment, and Business Records.
Move the Inventory, Equipment, or the records concerning the Collateral from the location where they are kept as specified in Items 11 and 13 of the Schedule, provided that the Debtor shall not move Equipment from a permitted location in the United States of America to a permitted location outside of the United States of America without the prior written consent of the Required Lenders.

     Section 10.2. Borrowed Money. Create, incur, assume, or suffer to exist any liability for borrowed money, except to Agent and the Lenders under this Agreement or any of the other Transaction Documents and except as may be specified in Item 23 of the Schedule.

     Section 10.3. Security Interest and Other Encumbrances. Create, incur, assume, or suffer to exist any mortgage, security interest, lien, or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except mortgages, security interests, liens, and encumbrances (a) in favor of Agent for the benefit of the Lenders and (b) as may be specified in Item 12 of the Schedule.

     Section 10.4. Storing and Use of Collateral. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto or use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

     Section 10.5. Mergers, Consolidations, or Sales. (a) Merge or consolidate with or into any corporation; (b) enter into any joint venture or partnership with any person, firm, or corporation; (c) convey, lease, or sell all or any material portion of its property or assets or business to any other person, firm, or corporation except for the sale of Inventory in the ordinary course of its business and in accordance with the terms of this Agreement; or (d) convey, lease, or sell any of its assets to any person, firm, or corporation for less than the fair market value thereof.

     Section 10.6. Capital Stock. Purchase, redeem or retire any of its capital stock or issue any capital stock, except for (a) the issuance of its common stock and warrants to purchase its common stock issued pursuant to the offering described in Debtor's Preliminary Prospectus dated January 18, 1994, as the same may be modified in connection with Debtor's initial public offering of equity securities through February 15, 1994, (b) the issuance of its common stock issued pursuant to Debtor's 1993 Stock Option Plan as in effect on the date hereof, and (c) the issuance of common stock pro rata to its stockholders; or otherwise change the capital structure of Debtor or change the relative rights, preferences, or limitations relating to any of its capital stock.

     Section 10.7. Dividends and Distributions. Pay or declare any cash or other dividends or distributions on any of its capital stock, except that stock dividends may be paid, and except that a Consolidated Subsidiary may pay dividends of any kind to Debtor.

     Section 10.8. Investments and Advances. Make any investment in, or advances to, any other person, firm, or corporation, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor's regular business; (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries; or (d) any investments or advances that may be specified in Item 24 of the Schedule.

     Section 10.9. Guaranties. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other person, firm, or corporation, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in Item 25 of the Schedule.

     Section 10.10. Capital Expenditures and Leases. Make or incur any capital expenditures or enter, as lessee, into any lease of real or personal property (whether such lease is classified on Debtor's financial statements as a capital lease or operating lease) if the sum of (a) the aggregate amount of such capital expenditures plus (b) the aggregate of the rentals of such lease and of Debtor's other then existing leases would exceed, in any one of Debtor's fiscal years, the amount specified in Item 26 of the Schedule.

     Section 10.11. Name Change. Change its name without giving at least thirty (30) days prior written notice of its proposed new name to Agent, together with delivery to Agent of UCC Financing Statements reflecting Debtor's new name, all in form and substance satisfactory to Agent.

     Section 10.12. Disposition Of Collateral. Sell, assign, or otherwise transfer, dispose of, or encumber the Collateral or any interest therein, or grant a security interest therein, or license thereof, except to Agent for the benefit of the Lenders and except the sale or lease of Inventory in the ordinary course of business of Debtor and in accordance with the terms of this Agreement.

     Section 10.13. Financial Covenants. Fail to comply with the financial covenants set forth in Item 27 of the Schedule.

ARTICLE  11. EVENTS OF DEFAULT

     Section 11.1. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

     (a) Nonpayment. Nonpayment when due of any principal, interest, premium, fee, cost, or expense due under the Transaction Documents which continues for three (3) Business Days after notice (which may be written or oral) thereof by Agent to Debtor.

     (b) Negative Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in Article 10.

     (c) Article 6. Default in the observance of any of the covenants or agreements of Debtor contained in Article 6.

     (d) Other Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in the Transaction Documents, other than in
Article 10, Article 6 or Sections 7.1, 7.2, 7.3, or 7.4, or in any other agreement with Agent which is not remedied within twenty (20) days after notice thereof by Agent to Debtor.

     (e)  Cessation of Business or Voluntary Insolvency Proceedings.  The
(i) cessation of operations of Debtor's business as conducted on the date of this Agreement; (ii) filing by Debtor of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor of a general assignment for the benefit of creditors; (iv) consent by the Debtor to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; (v) making of any, or sending of any, notice of any intended, bulk sale by Debtor; or (vi) execution by Debtor of a consent to any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of Debtor.

     (f) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; or the filing against Debtor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Debtor shall be instituted against Debtor; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within sixty (60) days after such appointment, filing, or institution.

     (g) Other Indebtedness and Agreements. Failure by Debtor to pay, when due (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Debtor to Agent or any Lender or any other person or entity (other than the Indebtedness incurred pursuant to this Agreement, and including, without limitation, indebtedness evidencing a deferred purchase price), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or failure by Debtor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Debtor when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

     (h) Judgments. Any judgment or judgments against Debtor (other than any judgment for which Debtor is fully insured but for deductibles acceptable to Agent) shall remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

     (i) Pension Default. Any Reportable Event which Agent shall determine in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation, or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan, shall occur and shall continue thirty (30) days after written notice thereof to Debtor by Agent; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Debtor or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal or a partial withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan that, in the good faith opinion of Agent, have or will or might have a material adverse effect on the finances or operations of Debtor; or Debtor or any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards.

     (j) Collateral; Impairment. There shall occur with respect to the Collateral any (i) misappropriation, conversion, diversion, or fraud; (ii) levy, seizure, or attachment; or (iii) material loss, theft, or damage.

     (k) Material Adverse Change. There shall occur any materially adverse change in the business or financial condition of Debtor.

     (1) Third Party Default. There shall occur with respect to any Third Party or any Consolidated Subsidiary, including, without limitation, any guarantor or Consolidated Subsidiary (i) any event described in Section 11.1(e), 11.1(f), 11.1(g), or 11.1(h) and, in the case of any of the foregoing events with respect to a Third Party, which remains uncured for fifteen (15) days after notice thereof by Agent to Debtor; (ii) any pension default event such as described in Section 11.1(i) with respect to any pension plan maintained by such Third Party or such Consolidated Subsidiary; or (iii) any failure by Third Party or such Consolidated Subsidiary to perform in accordance with the terms of any Transaction Document between such Third Party and Agent or any Lender or of any other agreement between such Third Party and Agent.

     (m) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by, or on behalf of, Debtor or any Third Party, pursuant to, or in connection with, this Agreement (including, without limitation, representations and warranties contained herein) or the Term Notes or as an inducement to Agent or any Lender to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Agent and Lenders at, or prior to, the time of such execution.

     (n) Challenge to Validity. Debtor or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document and, in the case of any of the foregoing events with respect to a Third Party, which remains uncured for fifteen (15) days after notice thereof by Agent to Debtor.

     (o) Death or Incapacity; Termination. Any Third Party dies or becomes incapacitated, or terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party and, in the case of any of the foregoing events with respect to a Third Party, which remains uncured for fifteen (15) days after notice thereof by Agent to Debtor.

     Section 11.2. Effects of an Event of Default. (a) Upon the happening of one or more Events of Default (except an Event of Default under either Section 11.1(e) or 11.1(f)), Agent may, and at the request of the Required Lenders shall, declare the obligations of the Lenders and the Agent hereunder to be cancelled, and the principal of the Indebtedness then outstanding to be immediately due and payable (including, without limitation, Indebtedness outstanding under the Notes), together with all interest thereon and costs and expenses accruing under the Transaction Documents. Upon such declaration, any obligations the Lenders and the Agent may have hereunder shall be immediately cancelled, and the Indebtedness then outstanding (including, without limitation, Indebtedness outstanding under the Notes) shall become immediately due and payable without presentation, demand, or further notice of any kind to Debtor.

     (b) Upon the happening of one or more Events of Default under Section 11.1(e) or 11.1(f), the obligations of the Lenders and the Agent hereunder shall be cancelled immediately, automatically, and without notice, and the Indebtedness then outstanding (including, without limitation, Indebtedness outstanding under the Notes) shall become immediately due and payable without presentation, demand, or notice of any kind to the Debtor.

ARTICLE  12. AGENT'S RIGHTS AND REMEDIES

     Section 12.1. Generally. Agent's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Debtor and Agent or any Lender now or hereafter in effect, shall be those of a secured party under the Uniform Commercial Code as in effect in the State and under any other applicable law.

     Section 12.2. Notification of Account Debtors. Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Agent may, at any time and from time to time, notify any or all Account Debtors of the Security Interest and may direct such Account Debtors to make all payments on Receivables directly to Agent.

     Section 12.3. Possession of Collateral. Whenever Agent may take possession of the Collateral, pursuant to Section 12.1, Agent may take possession of the Collateral on Debtor's premises or may remove the Collateral, or any part thereof, to such other places as Agent may, in its sole discretion,
determine.   If requested by Agent, Debtor shall assemble the Collateral and deliver it to Agent at such place as may be designated by Agent.

     Section 12.4. Collection of Receivables. Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Agent may demand, collect, and sue for all monies and Proceeds due, or to become due, on the Receivables (in either Debtor's or Agent's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or all Receivables. If Agent takes any action contemplated by this Section with respect to any Receivable, Debtor shall not exercise any right that Debtor would otherwise have had to take such action with respect to such Receivable.

     Section 12.5. Endorsement of Checks; Debtor's Mail. Debtor hereby irrevocably appoints Agent the Debtor's agent with full power, in the same manner, to the same extent, and with the same effect as if Debtor were to do the same: to endorse Debtor's name on any Instruments or Documents pertaining to any Collateral and, upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, to receive and collect all mail addressed to Debtor, direct the place of delivery of such mail to any location designated by Agent, open such mail, remove all contents therefrom, and retain all contents thereof constituting or relating to the Collateral. This agency is unconditional and shall not terminate until all of the Indebtedness is paid in full and this Agreement has been terminated. Agent agrees to give Debtor notice in the event it exercises this agency, except with respect to the endorsement of Debtor's name on any instruments or documents pertaining to any Collateral.

     Section 12.6. License To Use Patents, Trademarks, and Tradenames. Debtor grants to Agent a royalty-free license to use any and all patents, trademarks, and tradenames now or hereafter owned by, or licensed to, Debtor for the purposes of manufacturing and disposing of Inventory after the occurrence of an Event of Default. All Inventory shall at least meet quality standards maintained by Debtor prior to such Event of Default.

ARTICLE 13. THE AGENT.

     Section 13.1. Appointment and Authorization. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Transaction Documents as are designated to Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. Lenders expressly agree that Agent is not acting as a fiduciary of Lenders in respect of the Transaction Documents, Debtor or otherwise and nothing herein or in any of the other Transaction Documents shall result in any duties or obligations on Agent except as expressly set forth therein. Subject to the other conditions of this Section 13.1, Agent may resign at any time by sending twenty (20) days prior written notice to Debtor and Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent, after consultation with Debtor (and, so long as no Event of Default exists, with Debtor's consent), which shall succeed to all the rights, powers and duties of Agent hereunder and under the other Transaction Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. No such resignation shall be effective unless and until such a successor is appointed.

     Section 13.2. Rights as a Lender. Agent has and reserves all of the rights, powers and duties hereunder and under the other Transaction Documents as any Lender may have and may exercise the same as though it were not Agent. The terms "Lender" or "Lenders" as used herein and in all of the other Transaction Documents shall, unless the context otherwise expressly indicates, include Agent in its individual capacity as a Lender.

     Section 13.3. Standard of Care. Lenders acknowledge that they have received and approved copies of the Transaction Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. Agent makes no representations or warranties of any kind or character to Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Indebtedness or of the Transaction Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of Debtor with respect thereto. Neither Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Transaction Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of Debtor), unless it has actual knowledge of the untruthfulness of same. Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. Agent shall be entitled to assume that no Event of Default or event which, with notice or lapse of time, or both, would constitute an Event of Default exists unless notified to the contrary by a Lender. Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, Agent shall take such action with respect to the enforcement of the liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders, but unless and until the Required Lenders have given such direction Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any such action. Agent may treat the owner of any Indebtedness as the holder thereof until written notice of transfer shall have been filed with Agent signed by such owner in form satisfactory to Agent. Each Lender acknowledges that it has independently and without reliance on Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to Debtor. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of Debtor and Agent shall have no liability to any Lender with respect thereto.

     Section 13.4. Costs and Expenses. Each Lender agrees to reimburse Agent for all costs and expenses (including, without limitation, attorneys' fees) suffered or incurred by Agent or any security trustee in performing its duties hereunder and under the other Transaction Documents, or in the exercise of any right or power imposed or conferred upon Agent hereby or thereby, to the extent that Agent is not promptly reimbursed for same by

Debtor or out of the proceeds of the Collateral, all such costs and expenses to be borne by Lenders ratably in accordance with their pro rata share thereof (based on the outstanding principal amount of Indebtedness owing to each). If any Lender fails to reimburse Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

     Section 13.5. Indemnity. Lenders shall ratably indemnify and hold Agent and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by it hereunder or under the other Transaction Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent Agent is promptly reimbursed for the same by Debtor or out of the proceeds of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of Agent. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

ARTICLE 14. MISCELLANEOUS.

     Section 14.1. Perfecting the Security Interest; Protecting the Collateral. Debtor hereby authorizes Agent to file such financing statements relating to the Collateral without Debtor's signature thereon as Agent may deem appropriate, and hereby appoints Agent as Debtor's attorney-in-fact with full power (without requiring Agent) to execute any such financing statement or statements in Debtor's name upon prior notice to Debtor and to perform all other acts which Agent deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral.

     Section 14.2. Performance of Debtor's Duties. Upon Debtor's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 9.11, Agent may, but shall not be obligated to, perform any or all such duties.

     Section 14.3. Notice of Sale. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Agent of sale, disposition, or other intended action hereunder, or in connection herewith, whether required by the Uniform Commercial Code as in effect in the State or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Debtor's address or addresses specified above or to any other address which Debtor has specified in writing to Agent as the address to which notices hereunder shall be given to Debtor.

     Section 14.4. No Waiver by Lenders. No course of dealing between Debtor and Agent or any Lender and no delay or omission by Agent or any Lender in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Agent and Lenders are cumulative.

     Section 14.5. Waiver by Debtor. Neither Agent nor any Lender shall have any obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Agent's or any Lender's possession. Absent gross negligence or bad faith, neither Agent nor any Lender shall be responsible to Debtor for loss or damage resulting from Agent's or such Lender's failure to enforce any Receivables or to collect any moneys due, or to become due, thereunder or other Proceeds constituting Collateral hereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Agent or any Lender on which Debtor is in any way liable and waives notice of any other action taken by Agent or any Lender, including, without limitation, notice of Agent's or any Lender's intent to accelerate the Indebtedness or any part thereof.

     Section 14.6. Set-off. Without limiting any other right of Agent or any Lender, whenever Agent or any Lender has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Agent or any such Lender, at its sole election, may set-off against the Indebtedness any and all monies then or thereafter owed to Debtor by Agent or such Lender in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Agent or such Lender is then due, and Agent or such Lender shall be deemed to have exercised such right of set-off immediately at the time of such election even though any charge therefor is made or entered on Agent's or such Lender's records subsequent thereto. Each Lender hereby agrees with each of the other Lenders that if it should receive or obtain any payment (whether by voluntary payment, by realization upon Collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Transaction Documents or otherwise) in respect of the Indebtedness in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by this Agreement, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Indebtedness of Debtor to such Lenders in such amount as shall result in a distribution of such payment as contemplated hereby. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

     Section 14.7. Assignments and Participations.

     (a) Assignments of Loan Commitments. Each Lender may, from time to time upon at least five (5) Business Days' prior written notice to Agent and Debtor, assign to other commercial lenders all or part of its rights and obligations under this Agreement (including, without limitation, the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make loans and advances and participate in the credit risk on Letters of Credit hereunder) pursuant to an Assignment Agreement in form and substance satisfactory to Agent (each, an "Assignment Agreement"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Loan Commitments, Notes and the loans and advances evidenced thereby, and credit risk with respect to Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Loan Commitments, Notes and the loans and advances evidenced thereby, and credit risk with respect to Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) Agent and, so long as no Event of Default then exists, Debtor must each consent to each such assignment to a party which was not an original signatory of this Agreement; (iv) without the consent of each Lender, Agent will not voluntarily reduce its aggregate Loan Commitments below $5,000,000 except as part of the termination of all the Loan Commitments of the Lenders; and (v) the assigning Lender must pay to Agent a processing and recordation fee of $2,500 and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, Agent and, so long as no Event of Default then exists, Debtor, and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the Indebtedness of Debtor being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Loan Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Loan Commitments assumed by such other Lender and
(iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, Debtor shall execute and deliver Notes to the assignee Lender in the respective amounts of its Loan Commitments and new Notes to the assigning Lender in the amount of its Loan Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and the other Transaction Documents.

     (b) Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement or any other Transaction Document, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

     Section 14.8. Successors and Assigns. Agent, Lenders and Debtor, as used herein, shall include the successors and permitted assigns of those parties, except that Debtor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and Lenders.

     Section 14.9. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Transaction Documents may be amended, modified, waived or released and any Event of Default or event which, with notice or lapse of time, or both, would constitute an Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that, without the consent of each Lender, no such amendment, modification or waiver shall (i) increase the amount or extend the term of any of Lender's Loan Commitments, (ii) reduce the amount of any principal of or interest rate applicable to, or extend the due date of, any loans or advances owed to such Lender, (iii) reduce the amount of any fees to which such Lender is entitled hereunder, (iv) increase any advance rate used in computing the Borrowing Capacity or increase any sublimit for Inventory set forth therein,
(v) release, during any one calendar year, more than $500,000 in value of the Collateral (except in connection with a sale or other disposition permitted by the provisions hereof or of the relevant Transaction Document), (vi) release any guarantor of the Indebtedness, (vii) amend, modify or waive any covenant set forth in Items 26 or 27 to the Schedule if the effect of such act would be to loosen the requirements imposed upon Debtor pursuant to any such covenant by more than 15% of the threshold amount then required of Debtor in order to be in compliance with the terms thereof prior to giving effect to any such act, or
(viii) change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Transaction Documents. No amendment, modification or waiver of Agent's protective provisions shall be effective without the prior written consent of Agent. Anything contained herein to the contrary notwithstanding, Agent may knowingly permit the outstanding principal amount of Advances to exceed the loan formula set forth in part (B) of the Borrowing Capacity by up to $250,000 at any time for up to five (5) consecutive Business Days during any thirty (30) day period (herein, an "Overadvance"), and each Lender shall be obligated to fund its pro rata share thereof (based on the proportion which such Lender's Revolving Loan Commitment bears to the aggregate amount of the Revolving Loan Commitments) in accordance with the other terms of this Agreement (it being acknowledged and agreed by Debtor that Agent is not obligated to make any Overadvance to Debtor, any such Overadvance being at the sole and absolute discretion of Agent in its administration of the credit facilities described in this Agreement).

     Section 14.10. Counterparts. This Agreement may be executed in any number of counterparts, and by Agent, Lenders and Debtor on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

     Section 14.11. Generally Accepted Accounting Principles. Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting

Standards Board or any similar accounting body of comparable standing, or should be recommended by Debtor's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Debtor, Agent and the Required Lenders shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

     Section 14.12. Indemnification. (a) If after receipt of any payment of all, or any part of, the Indebtedness, Agent or any Lender is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible set-off, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Debtor shall be liable, and shall indemnify and hold Agent and each Lender harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Agent's or any such Lender's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this
Section 14.12(a) shall survive the termination of this Agreement and the Transaction Documents.

     (b) Debtor agrees to indemnify, defend, and hold harmless Agent and each Lender from, and against, any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representations, remedial response, removal, restoration, or permit acquisition, which may now, or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by Agent or any Lender as a result of the presence of, Release of, or threatened Release of Hazardous Substances on, in, under, or near the property owned, leased, or operated by Debtor or any Consolidated Subsidiary. The liability of Debtor under the covenants of this Section 14.12(b) is not limited by any exculpatory provisions in this Agreement or any other documents securing the Indebtedness and shall survive repayment of the Indebtedness or any transfer or termination of this Agreement regardless of the means of such transfer or termination. Debtor agrees that neither Agent nor any Lender shall be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. Debtor further agrees that neither Agent nor any Lender has any duty to warn Debtor or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent, or will become apparent, to Agent or such Lender.

     (c) Debtor agrees to pay, indemnify, and hold Agent and each Lender harmless from, and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing, or other proceeding) with respect, or in any way related, to the existence, execution, delivery, enforcement, performance, and administration of this Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this
Section 14.12(c) shall survive repayment of the Indebtedness.

     Section 14.13. Termination; Prepayment Premium.

     (a) Termination. This Agreement is, and is intended to be, a continuing Agreement and shall remain in full force and effect for the term set forth in
Item 29 of the Schedule (the "Termination Date"). Agent may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Agent's and each Lender's rights and remedies under the Transaction Documents and Debtor's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), together with interest accruing thereon, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until final payment in full of the Indebtedness as described in the preceding sentence is received in good funds. At such time of payment or as soon thereafter as is practicable, but in no event later than ten
(10) Business Days after such payment, Debtor, Agent, and Lenders agree to execute a mutual general release, subject to Section 14.12 of this Agreement, in form and substance satisfactory to the Debtor, Agent, and Lenders and their counsel.

     (b) Prepayment Premium. If Debtor voluntarily terminates this Agreement with respect to Advances to be made hereunder prior to the end of the term of this Agreement as set forth in Item 29 of the Schedule, Debtor shall also pay to Agent for the benefit of the Lenders at the time of such termination the prepayment premium set forth in Item 31 of the Schedule.

     Section 14.14. Further Assurances. From time to time, Debtor shall take such action and execute and deliver to Agent such additional documents, instruments, certificates, and agreements as Agent may reasonably request to effectuate the purposes of the Transaction Documents.

     Section 14.15. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 14.16. Cumulative Security Interest, Etc. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness, and no security taken hereafter as security for payment or performance of the Indebtedness shall impair in any manner or affect this Agreement, or the security interest granted hereby, all such present and future additional security to be considered as cumulative security.

     Section 14.17. Secured Party's Duties. Without limiting any other provision of this Agreement: (a) the powers conferred on Agent hereunder are solely to protect its interests and the interests of Lenders and shall not impose any duty on Agent or Lenders to exercise


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

any such powers; and (b) except as may be required by applicable law, Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

     Section 14.18. Notices Generally. Except as otherwise provided herein, all notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one Business Day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three Business Days after mailing, if sent by certified or registered mail; provided that any notice of a request for an Advance or of an interest rate option to be selected hereunder shall be effective only upon receipt. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth on the cover page hereof, if to Debtor or Agent, or to such party at the address set forth on the signature page hereof, if to any Lender, or to such other address as such party may designate for itself in a notice to the other party given in accordance with this Section 14.18 and, with respect to any notice which Agent is required to give Debtor hereunder, with a copy to Henry Underwood, Esq., Defrees & Fiske, Suite 1100, 200 South Michigan Avenue, Chicago, Illinois 60604.

     Section 14.19. Severability. The provisions of this Agreement are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

     Section 14.20. Inconsistent Provisions. The terms of this Agreement (including the Schedule which is a part hereof) and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

     Section 14.21. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by any Lender to Debtor.

     Section 14.22. Applicable Law. THIS AGREEMENT, AND THE TRANSACTIONS EVIDENCED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODES IN EFFECT IN THE STATE.

     Section 14.23. Consent to Jurisdiction. DEBTOR, AGENT AND EACH LENDER AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THE TRANSACTION DOCUMENTS MAY BE COMMENCED IN ANY COURT OF THE STATE IN COOK COUNTY, ILLINOIS, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE NORTHERN DISTRICT OF ILLINOIS, AND DEBTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO DEBTOR, WITH COPIES AS PROVIDED HEREIN, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OR THE UNITED STATES.

     Section 14.24. Jury Trial Waiver. DEBTOR, AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR, AGENT OR SUCH LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF ANY LENDER OR OF AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR AGENT WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT AGENT AND EACH LENDER HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 14.24.

     Accepted at Chicago, Illinois by:

                                       SIGMATRON INTERNATIONAL, INC.

                                       By   [SIGNATURE]
                                         -----------------------------
                                       Its        President
                                          ----------------------------


ATTEST:

/s/  [SIGNATURE]
-----------------------------------------

             , Its
-------------      ------------ Secretary

Revolving Loan        Term Loan    HSBC BUSINESS LOANS, INC.,individually
Commitment:           Commitment:  and as Agent

                                   By  /s/ Michael O'Connell
                                     ----------------------------------
$20,000,000           $233,332       Its   Assistant Vice President
                       -------          -------------------------------

                                   Address:
                                   190 South LaSalle Street, Suite 1100
                                   Chicago, IL  60603
                                   Attention: Mr. Michael O'Connell

Revolving Loan        Term Loan    HARRIS TRUST AND SAVINGS BANK
Commitment:           Commitment:  By          [SIGNATURE]
                                     ----------------------------------
$5,000,000            $58,333        Its   Vice President
                       ------           -------------------------------

                                   Address:

                                   111 West Monroe Street, 2E
                                   Chicago, IL  60603
                                   Attention: Middle Market D,
                                              Market Manager

                                   SCHEDULE

     This Schedule is a part of a Second Amended and Restated Loan and Security Agreement, dated March 20, 1997, between SIGMATRON INTERNATIONAL, INC., HSBC BUSINESS LOANS, INC., as Agent, and the Lenders party thereto

1. Borrowing Capacity (Section 1.1(d))

          "1. Borrowing Capacity (Section 1.1(d))

          Borrowing Capacity at any time shall be the net amount determined by taking the lesser of the following amounts:

              (A)  $25,000,000

              or

              (B)  the amount equal to the sum of:

                    (i) up to 85% of the Receivable Borrowing Base, provided that the aggregate amount of Receivables owing to Debtor from Nighthawk Systems, Incorporated and its affiliates included within the determination of the Receivables Borrowing Base at any one time shall not exceed $10,000,000;

                    and

                    (ii) the lesser of
                         $8,000,000 or the amount of the Inventory
                         Borrowing Base;

          and subtracting from the lesser of (A) and (B) above, the sum (without duplication) of letters of guaranty and Letters of Credit."

2. Inventory Borrowing Base Percentages (Section 1.1(z))

     Sixty percent (60%) of dollar value (calculated at the lower of actual cost or market value) are applicable to the following categories of Eligible
Inventory:

[X]  finished goods

[X]  raw materials

[X]  work in process

3.   Cash Discount (Sections 1.1(h) & 9.3)

          Maximum Cash Discount of 1.0%, ten (10) days

4.   Receivables--Age (Sections 1.1(w)(i))

          (i) except with respect to Receivables referred to in clause (ii) below, 90 days after the Invoice date; and

          (ii) with respect to Receivables owing to Debtor from Nighthawk Systems, Incorporated and its affiliates, 60 days after the Invoice date.

5.   Receivables Disqualification Percentage (Section 1.1(w)(v))

          fifty (50)% or more

6. Permissible Foreign Account Debtors (Section 1.1(w)(vi))

          (i) Canadian Account Debtors and

          (ii) Receivables owing by an Account Debtor located outside of the United States and Canada which has been secured by a valid and irrevocable letter of credit acceptable to Secured Party for the full amount thereof and (iii) as otherwise agreed to in writing by the Required Lenders

7.   Inventory Accounting (Section 1.1(z))

[X]  First-in, first-out (FIFO)

[ ]  Last-in, first-out (LIFO)

[ ]  Other as specified below:

8.   Marine Payment Account (Section 1.1(ff))

      There is a Marine Payment Account

      Name and address of depositary bank:  Harris Trust and Savings Bank
                                            111 West Monroe Street
                                            Chicago, Illinois  60603
      Account Number:                       330-544-8

9.   Letters of Credit (Section 2.4)

     $1,000,000

10.  State of Incorporation (Section 4.1)

     Debtor:  Delaware

     Consolidated Subsidiaries: Standard Components de Mexico S.A., a Mexican corporation

11.  Location(s) of Inventory and Equipment (Sections 4.4(c), 4.7, 4.8(a) &
     10.1)

     Inventory Locations (including names and addresses of landlords of real property not owned by Debtor):


                 Locations                        Landlords/Owner of Premises

(i)     2201 Landmeier Road                     Circuit Systems, Inc.
        Elk Grove Village, Illinois  60007      2350 E. Lunt
                                                Elk Grove Village, IL  60007


(ii)    125 Electronics Blvd.                   J.I.T. Services, Inc.
        Huntsville, Alabama 35824               125 Electronics Blvd., Suite A-1
                                                Huntsville, Alabama 35824


(iii)   1151 Geier Dr, Suite K                  Howard Hughes Properties
        Las Vegas, Nevada  89119                6700 S. Paradise Road, Suite A
                                                Las Vegas, Nevada  89119


(iv)    103 Avenue J                            John Minney
        Del Rio, Texas  78840                   106 Cabalb
                                                Del Rio, Texas  78840



(v)     Bravo y Ramos Arizpe (Plant No.2)       Lions Club of Acuna
        Col. Centro                             Colegio Military y Mina
        Cd. Acuna Coahuila, Mexico  26200       Sector Centro
                                                Cd. Acuna, Coahula


(vi)    Hidalgo y 5 de Mayo                     Raul R. Gonzales
        (Plant No. 3)                           Hidalgo 1800 Pte.
        Col. Centro #368                        Col. Centro
        Cd. Acuna, Coahuila, Mexico             Cd. Acuna Coahuila, Mexico


(vii)   No. 64 Kuang Fu S Rd                    Chon-Tree Chen
        Taipei, Taiwan, ROC                     No. 9 Alley 138
                                                Chi-San Rd Sec 1
                                                Shin-Lin Taipei, Taiwan ROC



(viii)  Industrial Irvin de Mexico S.A.         Industrias Irvin de Mexico S.A.
        de CV                                   de C.V.
        Carretera Presa La Amistad KM6.5        Carretera Presa La Amistad KM6
        C.P. 26200 A.P. 462                     Parque Industrial
        Cd. Acuna, Coahuila                     Ciudad Acuna, Coahuila, Mexico
                                                C.P. 26228

     Equipment Locations (including names and addresses of landlords of real property and, in the case of the Elk Grove Village location, mortgagees):

               LOCATIONS                        MORTGAGEE                       LANDLORDS


(i)    2201 Landmeier                   American National Bank          Circuit Systems, Inc.
       Elk Grove Village, IL 60007     21 North Randall                2350 E. Lunt
                                        Elk Grove Village, IL 60007     Elk Grove Village, IL  60007


(ii)   1151 Geier Dr, Suite K           N/A                             Howard Hughes Properties
       Las Vegas, NV  89119                                             6700 S. Paradise Road, Suite A
                                                                        Las Vegas, NV 89119

(iii)  103 Avenue J                     N/A                             John Minney
       Del Rio, TX  78840                                               106 Cabalb
                                                                        Del Rio, TX 78840

(iv)   Bravo y Ramos Arizpe             N/A                             Lions Club of Acuna
       (Plant No. 2)                                                    Colegio Military y Mina
       Col. Centro                                                      Sector Centro
       Cd. Acuna Coahuila, Mexico 26200                                 Cd. Acuna, Coahuila

(v)    Hidalgo y 5 de Mayo              N/A                             Raul R. Gonzales
       (Plant No. 3)                                                    Hidalgo 1800 Pte.
       Col. Centro #368                                                 Col. Centro
       Cd. Acuna, Coahuila Mexico                                       Cd. Acuna Coahuila, Mexico


(vi)   No. 64 Kuang Fu S Rd             N/A                             Chon-Tree Chen
       Taipei, Taiwan, ROC                                              No. 9 Alley 138
                                                                        Chi-San Rd Sec 1
                                                                        Shin-Lin Taipei, Taiwan ROC


(vii)  Industrial Irvin de              N/A                             Industrias Irvin de Mexico S.A.
       Mexico S.A. de CV                                                de C.V.
       Carretera Presa La Amistad KM6.5                                 Carretera Presa La Amistad KM6
       C.P. 26200 A.P. 462                                              Parque Industrial
       Cd. Acuna, Coahuila                                              Ciudad Acuna, Coahuila, Mexico C.P.
                                                                        26228



12. Permitted Encumbrances (Sections 4.5(a), 4.5(c) & 10.3)

    (a) Existing Permitted Encumbrances.

                                                     DESCRIPTION OF
       SECURED PARTY              COLLATERAL       SECURED OBLIGATION

(i) Various Lenders          Leased equipment      Lease obligations
    described on             subject to the
    Exhibit B-1              lease schedules
                             referred to on
                             Exhibit B-1

(ii) National Materials L.P.     Equipment of Deptor listed and See clause
                                 (i) of Item 23 of this identified on Exhibit
                                 B-2 Schedule attached hereto



(iii) Possessory liens           Equipment consisting of tools Trade payables
      asserted by Olson          from time to and die currently in such time
      Metals, Inc.,              owing by the Debtor to parties' possession as
      Accurate Machine, Inc.     of the such persons or entities date of this
      and Premier Plastics,      Agreement.
      Inc.


       (b) Other Permitted Encumbrances.

          (i) Machinery and equipment located in Mexico which is not subject to the Security Interest of Agent and Lenders in accordance with Section 3.1 of the Agreement may be subject to a security interest or other consensual lien in favor of a lender providing separate equipment financing to Debtor, provided the indebtedness secured by such lien is permitted by
     Item 23(ii) of this Schedule.

          (ii) Inventory from time to time located in Mexico in the ordinary course of business may be subject to a security interest or other consensual lien in favor of a lender providing separate inventory financing to Debtor, provided (x) the indebtedness secured by such lien is permitted by Item 23(iii) of this Schedule, (y) no such lien shall extend to any Receivables created as a result of the sale thereof and (z) any such lien is subject to the terms of an intercreditor agreement in form and substance satisfactory to Agent and the Required Lenders.

13.  Business Records Location (Sections 4.8(a), 4.8(c) & 10.1)

           2201 Landmeier Road
           Elk Grove Village, Illinois  60007

14.  Trademarks and Patents (Section 4.17)

     Debtor: (a) Tradenames:

             SigmaTron
             EMD Electronics
             NSC Electronics
             CAI Electronics

             (b) Patents:

             Taiwan Patent Nos. 16001 and 23330 beneficially owned by Debtor, provided with respect to said patents Debtor represents and warrants that the property protected by the patents is obsolete and the Debtor does not, and will not without thirty
             (30) days' prior written notice to Secured

                Party, use the property protected by the patents in any way in the conduct of its or its Consolidated Subsidiaries business.

     Consolidated Subsidiaries:  None

15.  Labor Contracts (Section 4.21)


     Debtor: AFL-CIO Local No. 10 contract with Debtor effective through November 1997, and no existing or threatened labor dispute or controversies exist with respect to the same.

     Consolidated Subsidiaries: Sindicato de Trabajadores de la Industria Electronica Simi Lares Y Conevos contract with Standard Components de Mexico S.A. effective through January 15, 1998, and no existing or threatened labor dispute or controversies exist with respect to the same.

16.  Authorized Shares (Section 4.23, 10.6 and 10.7)

     Description

          (i)   No. of authorized common shares:  6,000,000
                Par Value of common shares:  $.01
                No. of issued and outstanding common shares: 2,875,227

          (ii)  No. of authorized preferred shares:  500,000
                Par Value of preferred shares:  $.01
                No. of issued and outstanding preferred shares:  0

17.  Required Documents                 CHECK IF               FREQUENCY
     (Sections 5.1, 8.2(b))             REQUIRED                  DUE

     Receivables Schedules                [ x ]                   Daily

     Receivables Aging                    [ x ]        Monthly - within 25 days
                                                       after month end

     Inventory Reports

     a.  Periodic Summary Report          [ x ]        Monthly - within 25 days
                                                       after month end


     b.  Dispute Report                   [ x ]        Immediately

     c.  Obsolete Excess Stock Report     [ x ]        As Requested

                                           -----
     d.  Physical Inventory Count            x      Semi-annually, within 45
                                           -----    days of end of each semi-
                                                    annual accounting period
                                                    of Debtor

                                           -----
     Cash Receipts Journal and               x      Daily
     Schedule of Payments on               -----
     Receivables

                                           -----
     Copies of shipping documents            x      As requested
     relating to the Receivables           -----

                                           -----
     List of names and addresses of          x      As requested
     Account Debtors                       -----

                                           -----
     Reconciliation report showing all       x      Monthly, within 25 days of
     Receivables, collections,             -----    end of each calendar month
     payments, Credits, and Extensions
     since the preceding report

                                           -----
     Payables aging report, showing the      x      Monthly, within 25 days of
     amounts due and owing on all of       -----    end of each calendar month
     Debtor's payables according to
     Debtor's records as of the close of
     such periods as shall be specified
     by Secured Party
                                           ------
     Reconciliation report reconciling       x      Monthly, within 25 days
     monthly financial statements with     ------   after end of month
     Receivable Aging, Inventory Report,
     Payable Aging and Loan Balance
                                           ------
     Loan Request, Remittance and            x      On the Date of each Advance
     Collateral Report (L408SF)            ------   Request

18.  Interest Rate (Section 7.2)

          (a) Interest Rate Options. Subject to all of the terms and conditions of this Item 18, portions of the Advances and the Indebtedness evidenced by the Term Notes (all of the Advances bearing interest at the same rate for the same period of time, and all of the Indebtedness evidenced by the Term Notes bearing interest at the same rate for the same period of time, being hereinafter referred to as a "Portion") may, at the option of Debtor, bear interest with reference to the Prime Rate (a "Prime Rate Portion") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions of the relevant Indebtedness may be converted from time to time from one basis to another. All of the Advances which are not part of a LIBOR Portion shall constitute a single Prime Rate Portion, and all of the Indebtedness evidenced by the Term Notes which is not part of LIBOR Portion shall constitute a single Prime Rate Portion. All of the Advances which bear interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion, and all of the Indebtedness evidenced by the Term Notes which bear interest with reference to a particular Adjusted LIBOR for a particular Interest
     Period shall constitute a single LIBOR Portion. There shall not be more than three (3) LIBOR Portions outstanding at any one time. Each Lender shall have a ratable interest in each Portion based on its percentage of the relevant Advances or Term Loans held by it. Anything contained herein to the contrary notwithstanding, the obligation of Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing. Debtor hereby promises to pay interest on each Portion at the rates and times specified below.

          (b) Prime Rate Portion. Each Prime Rate Portion of the relevant Indebtedness shall bear interest at the rate per annum equal to the Prime Rate as in effect from time to time. All Advances and Indebtedness evidenced by the Term Notes shall initially constitute part of a Prime Rate Portion, except to the extent Debtor has otherwise timely selected a LIBOR Portion in accordance with the terms of this Item 18.

          (c) LIBOR Portions. Each LIBOR Portion of the relevant Indebtedness shall bear interest, for each Interest Period selected therefor, at a rate per annum determined by adding 2% to the Adjusted LIBOR for such Interest Period. Effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Prime Rate Portion unless such LIBOR Portion is continued or converted into another LIBOR Portion in accordance with the terms hereof. Debtor shall notify Agent in writing (including as such any notice sent by telecopy), which notice shall promptly thereafter be furnished by Agent to Lenders, in the form attached hereto as Exhibit D on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event Debtor shall notify Agent of the new Interest Period selected therefor, and in the event Debtor shall fail to so notify Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Prime Rate Portion as of and on the last day of such Interest Period. Each LIBOR Portion of Advances shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $100,000, and each LIBOR Portion of Indebtedness evidenced by the Term Notes shall be in an amount equal to $100,000 or such greater amount which is an integral multiple of $100,000.

          (d) Notice of Rate Selection. Debtor shall notify Agent in writing (including as such any notice sent by telecopy), which notice shall promptly thereafter be furnished by Agent to Lenders, in the form attached hereto as Exhibit D by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which Debtor requests that any LIBOR Portion be created or that any part of the relevant Prime Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of LIBOR Portions under this Agreement shall be irrevocable. Such requests shall be written (including as such any notice sent by telecopy) in the form attached hereto as Exhibit D and Agent is hereby authorized to honor any request for the creation, continuance or conversion of any LIBOR Portion received by it from any person Agent in good faith believes to be an authorized representative of Debtor without the need of independent investigation.

          (e) Change of Law. Notwithstanding any other provision of this Agreement, if at any time Agent shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful or impracticable for any Lender to create or continue to maintain any LIBOR Portion, Agent shall promptly so notify Debtor and each Lender and the obligation of any Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful or impracticable for any Lender to create, continue or maintain such LIBOR Portion. On demand, Debtor shall, if the continued maintenance of any such LIBOR Portion is unlawful or impracticable, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to Lenders with respect thereto under this Agreement; provided, however, that Debtor may elect to convert the principal amount of the affected LIBOR Portion into the relevant Prime Rate Portion available hereunder, subject to the terms and conditions of this Agreement together with the payment of any funding indemnity required by clause (h) hereof.

          (f) Unavailability of Deposits; Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement, if, prior to the commencement of any Interest Period, Agent shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to Lenders in the London interbank market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then Agent shall promptly give notice thereof to Debtor and each Lender and the obligation of each Lender to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Debtor shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

          (g) Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch (or any affiliates of such Lender providing the source of funding for such LIBOR Portion) or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law but which such Lender reasonably determines are applicable to the relevant LIBOR Portion), shall:

               (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

               (ii) subject such Lender or any LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

               (iii) change the basis of taxation of payments of principal and interest due from Debtor to such Lender hereunder to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender); or

               (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or its disbursement, or this Agreement to the extent it evidences any LIBOR Portion;

     and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then Debtor shall pay on demand to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Lender makes such a claim for compensation, it shall provide to Debtor (with a copy thereof to Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

          (h) Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

               (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

               (ii) any failure by Debtor to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

     then upon the demand of such Lender, Debtor shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender requests such a reimbursement, it shall provide to Debtor (with a copy thereof to Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

          (i) Manner of Funding. Each Lender may, at its option, elect to make, fund or maintain Portions hereunder at such of its branches or offices as such Lender may from time to time elect. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Advances and Term Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement (including, without limitation, clauses
     (g) and (h) of this Item 18) all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

          (j) Prepayments of Portions. Subject to the terms and conditions of the Agreement, Debtor may prepay Portions in whole or in part at any time provided that (i) any prepayment of a LIBOR Portion on a day other than the last day of its Interest Period shall be accompanied by any amount due such Lender under clause (h) hereof and any prepayment premium required by
     Section 14.13(b) hereof and (ii) after giving effect to any partial prepayment of a LIBOR Portion the minimum amount required for a LIBOR Portion pursuant to clause (c) hereof remains outstanding.

          (k) Definitions. For purposes of this Item 18, the following terms shall have the following meanings:

          "Adjusted LIBOR" means a rate per annum determined by Agent in accordance with the following formula:

          Adjusted LIBOR =       LIBOR
                          -----------------------
                          100%-Reserve Percentage


     "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, the rate of interest as determined by Agent to be the rate per annum equal to the London Interbank Offered Rate as shown on the Dow Jones & Company's Telerate Screen at approximately 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from Agent during such Interest Period.

          "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two
     (2), three (3), six (6) or twelve (12) months thereafter as selected by Debtor in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) no Interest Period may extend beyond the last day of the term of this Agreement as provided for in Section 14.13(a) of the Agreement; (iii) the interest rate to be applicable to each LIBOR Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and (iv) no Interest Period may be selected if after giving effect thereto Debtor will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month."

19.  Fees and Due Dates (Sections 2.4, 7.3)


            TYPE                 AMOUNT             DUE DATE(S)
     (a) unused line fee   1/4 of 1% per annum   monthly in arrears
                           (meaning 360 days)    on the first day of
                           of the average        each month during
                           unused portion of     the term of this
                           the Revolving Loan    Agreement.
                           Commitments

     (b) letter of credit  1-1/2% per annum      monthly in arrears
         guaranty fee      (meaning 360 days)    on the first day of
                           of the average        each month
                           outstanding balance   beginning on the
                           of Secured Party's    first day of the
                           guaranties of         month after
                           letters of credit     issuance of said
                                                 letters of credit.

The fee set forth in clause (a) above (unused line fee) is for the sole use and benefit of Agent. The fee set forth in clause (b) above (letter of credit guaranty fee) is for the ratable benefit of the Lenders to be shared pro rata based on their respective Revolving Loan Commitments.

20.  Uncollected Funds Adjustment (Section 7.6)

     One (1) Business Day

21.  Additional Covenants (Sections 9 & 10)

     (a) Debtor shall not amend or modify any of the terms and conditions relating to any Subordinated Debt nor shall Debtor make any voluntary prepayment thereof or effect any voluntary redemption thereof or make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Indebtedness.

     (b) Within forty-five (45) days after the end of each fiscal quarter of Debtor, Debtor shall deliver to Agent and each Lender financial statements of SMT Unlimited, L.P., Lighting Components L.P., and each other person, firm or corporation in which Debtor invests in or otherwise makes advances to in accordance with Section 10.8(d) of the Agreement and Item 24 of this Schedule as of the end of such quarter, which statements shall consist of the balance sheet and related statement of income covering the quarter then ended, all in such detail as Agent or any such Lender may reasonably request, together with such additional information as Agent or any such Lender may from time to time reasonably request regarding the financial and business affairs of such persons, firms or corporations.

22.  Terms of Sale (Section 9.3)

          Due dates of no more than 90 calendar days from date of Invoice.

23.  Permitted Borrowings (Section 10.2)

     Debtor: (i) Subordinated Debt consisting of a Term Promissory Note and Security Agreements, each dated July 1, 1991, payable to the order of Electro Magnetic Devices, Inc. (which note is now owned and held by National Material L.P.) in the principal amounts of $514,792.00.

          (ii) Indebtedness incurred in connection with financing Debtor's machinery and equipment located in Mexico secured by liens permitted by
     Item 12(b)(i) of this Schedule in an aggregate principal amount not to exceed U.S. $1,500,000, as reduced by repayments of principal thereon.

          (iii) Indebtedness incurred in connection with financing Debtor's inventory located in Mexico secured by liens permitted by Item 12(b)(ii) of this Schedule in an amount acceptable to Agent and the Required Lenders in their discretion.

     Consolidated Subsidiaries:  None without Required Lenders' consent

24.  Permitted Investments and Advances (Section 10.8(d))

     Debtor: (a) Investments made by Debtor in a to-be-formed Canadian joint venture in an aggregate amount not to exceed $10,000; (b) Investments made by Debtor in a to-be-formed Indian joint venture in an aggregate amount not to exceed $10,000; (c) Advances made by Debtor to NCT Electronics, Inc. for its research and development expenditures in an aggregate principal amount not to exceed (i) from the date hereof through and including April 30, 1994, $220,000 at any one time outstanding and (ii) on and after May 1, 1994, $0; (d) Advances for working capital operating expenses of Consolidated Subsidiaries consistent with past practice and on commercially reasonable terms; (e) advances made by Debtor to SMT Unlimited, L.P. in an aggregate amount not to exceed $1,050,000, as reduced from time to time by repayments thereof; (f) investments made by Debtor in Lighting Components L.P. in an aggregate amount not to exceed $285,000 (it being understood and agreed that all Receivables owing from Lighting Components L.P. to Debtor shall constitute Ineligible
     Receivables hereunder); and (g) other investments made from time to time by Debtor in an aggregate amount not to exceed $500,000 in any fiscal year, provided that Debtor may not make any investment under this subsection (g) unless (i) Debtor gives prior notice to Agent and Lenders of the proposed investment and (ii) at the time of such investment and immediately after giving effect thereto, (x) no Event of Default, or event which with the lapse of time, the giving of notice, or both, an Event of Default, then exists or would arise as a result thereof and (y) Debtor's Net Income After Taxes for each month during such fiscal year is greater than $0.

     Consolidated Subsidiaries:  None without Required Lenders' consent.

     In determining the amount of investments and advances permitted hereunder, investments shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) and advances shall be taken at the principal amount thereof then remaining unpaid.

25.  Permitted Guaranties (Sections 4.18, 10.9)

     Debtor: Consumer product warranties, the liability with respect to which will not at any one time exceed $20,000.

     Consolidated Subsidiaries:  None without Required Lenders' consent.

26.  Combined Maximum Annual Lease Rentals and Capital Expenditures
     (Section 10.10)

     $5,000,000 annually in the aggregate for Debtor and its Consolidated Subsidiaries for the fiscal year ending April 30, 1997; and for each fiscal year ending after April 30, 1997, $4,000,000 annually in the aggregate for Debtor and its Consolidated Subsidiaries.

27.  Financial Covenants (Section 10.13)

     (a) Minimum Book Net Worth less Intangibles: Debtor shall maintain a Minimum Book Net Worth less Intangibles in the amounts set forth below for the time period set forth below:

                "AMOUNT              TIME PERIOD

              $ 9,500,000          From October 31,
                                   1996 through and
                               including April 29, 1997

              $11,000,000       From April 30, 1997 and
                               at all times thereafter"


          "Book Net Worth less Intangibles" means the sum of stockholders' equity, minus the book value of Intangible Assets (as defined above), all determined in accordance with generally accepted accounting principles consistently applied.

          "Intangible Assets" means (1) all loans or advances to, and other receivables owing from, any officers, employees, subsidiaries and other affiliates, (2) all investments, whether in a subsidiary or otherwise, (3) goodwill, (4) any other assets deemed intangible under generally accepted accounting principles, and (5) any other assets determined to be intangible by Agent in its reasonable credit judgment.

     (b)  Minimum Net Income After Taxes:  Debtor shall maintain Net
          Income After Taxes of at least the amount set forth below as of the date set forth below:


                      AMOUNT             DATE
                    $2,600,000     for the 12-month
                                  period ending April
                                   30, 1997, and for
                                  the 12-month period
                                     ending on each
                                        April 30th
                                   occurring in each
                                      year ending
                                      thereafter

          "Net Income After Taxes" means, for the period of determination, net income after provisions for taxes for such period, determined in accordance with generally accepted accounting principles consistently applied.

28.  State (Sections 1.1(bbb))

     Illinois

29.  Term (Sections 14.13(a))

     from the date hereof through the period ending September 30, 1998

30.  Percentage of Ownership of Consolidated Subsidiaries (Section 4.22,
     Section 9.23)


      CONSOLIDATED SUBSIDIARY     DEBTOR'S PERCENTAGE OF OWNERSHIP
      Standard Components de                  100%
      Mexico S.A., a Mexican
      corporation

31.  Prepayment Premium (Section 14.13(b))

          On or before September 30, 1997, two percent (2%) of the amount set forth in Item 1(A) of this Schedule; and on or after October 1, 1997, one percent (1%) of the amount set forth in Item 1(A) of this Schedule.

     The undersigned have executed this Schedule on March 20, 1997.

                                       SIGMATRON INTERNATIONAL, INC.

                                       By
                                         --------------------------------
                                          Its
                                             ----------------------------
ATTEST:

-----------------------------------
                , Its               Secretary
----------------      -------------

     Accepted and agreed to as of the date last above written.

                                       HSBC BUSINESS LOANS, INC., individually
                                         and as Agent


                                       By  Michael J. O'Connell
                                         --------------------------------
                                          Its  Assistant Vice President
                                             ----------------------------

                                       HARRIS TRUST AND SAVINGS BANK

                                       By  [Signature]
                                         --------------------------------
                                          Its  Vice-President
                                             ----------------------------

                                  EXHIBIT A-1

                                 REVOLVING NOTE

$_____________                                                Chicago, Illinois
                                                               __________, 1997

     On the Termination Date, for value received, the undersigned, SIGMATRON INTERNATIONAL, INC., a Delaware corporation ("Debtor"), promises to pay to the order of _________________ ("Lender") at the offices of HSBC BUSINESS LOANS, INC. ("Agent') in Buffalo, New York, or at such other place as Agent may from time to time designate in writing, the principal sum of (i) ________________________ Dollars ($__________) or (ii) such lesser amount as may at the time of maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of Advances owing to Lender under the Loan Agreement referred to below.

     That certain Second Amended and Restated Loan and Security Agreement dated as of March 20, 1997, by and among Debtor, Agent, and the Lenders party thereto (such Loan and Security Agreement, as the same may be amended from time to time, being hereinafter referred to as the "Loan Agreement") is hereby incorporated herein by this reference thereto. Capitalized terms used herein, if any, but not defined herein, have the meanings ascribed to them in the Loan Agreement. This Note represents one of the "Revolving Notes" referred to in, and is entitled to the benefit of, the terms and provisions of, and the representations, warranties, covenants and agreements of Debtor under, the Loan Agreement, which, among other things, contains provisions for payment or prepayment of the Indebtedness evidenced by this Note upon certain terms and conditions specified therein (including, without limitation, Debtor's promise to repay the Indebtedness evidenced by this Note in full upon termination of the Loan Agreement pursuant to Section 14.13 therein).

     The principal Indebtedness evidenced by this Note unpaid and outstanding from time to time shall bear interest from the date disbursed or incurred through the date paid at the rates, and shall be payable at the times and in the manner, set forth in the Loan Agreement.

     Debtor warrants and represents to Lender that Debtor shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes and the terms and conditions of the Loan Agreement.

     Upon the occurrence of an Event of Default, Lender shall be entitled to all of the rights and remedies set forth in the Loan Agreement, including, but not limited to, those set forth in Section 12 thereof. The acceptance by Lender of any partial payment made hereunder after the time when any of the Indebtedness evidenced by this Note becomes due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment hereof.

     This Note and the Indebtedness evidenced by this Note are secured by all security interests, liens and encumbrances heretofore, now or hereafter granted to Agent by Debtor including, but not limited to, the security interests, liens and encumbrances granted to Agent by Debtor under the Loan Agreement.

     If at any time or times after the date of this Note, Lender: (a) employs legal counsel for advice or other representation (i) with respect to this Note, any collateral securing the Indebtedness evidenced by this Note or the administration thereof, (ii) to represent Lender and/or Agent in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Debtor or any other person or entity) in any way or respect relating to this Note, the Loan Agreement, the Indebtedness evidenced by this Note, any collateral securing the Indebtedness or Debtor's affairs, or (iii) to enforce any rights of Lender and/or Agent against Debtor; (b) takes any action with respect to this Note or any collateral securing the Indebtedness evidenced by this Note, or to protect, collect, sell, liquidate or otherwise dispose of any collateral securing the Indebtedness evidenced by this Note; and/or (c) attempts to or enforces any of Agent's or Lender's rights and remedies against Debtor, the costs, expenses and attorneys' fees incurred by Lender and by Agent in any manner or way with respect to the foregoing shall be part of the Indebtedness, payable by Debtor on demand.

     If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

     This Note is submitted by Debtor to Lender in Chicago, Illinois and shall be deemed to have been made thereat. This Note shall be governed and controlled by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects without reference to principles of choice of law.

                                       SIGMATRON INTERNATIONAL, INC.

                                       By
                                         --------------------------------
                                         Its
                                            -----------------------------
Attest:

---------------------------------

              , Its              Secretary
--------------     --------------

                                    A-1-2

                                  EXHIBIT A-2

                                   TERM NOTE

$____________                                                 Chicago, Illinois
                                                             ____________, 1997

     FOR VALUE RECEIVED, the undersigned, SIGMATRON INTERNATIONAL, INC., a Delaware corporation ("Debtor"), promises to pay to the order of ___________________ ("Lender") at the offices of HSBC BUSINESS LOANS, INC. ("Agent') in Buffalo, New York, or at such other place as Agent may from time to time designate in writing, the principal sum of ______________________________________ Dollars ($__________) in consecutive monthly installments commencing on _______________ 1, 1997, and on the first day of each calendar month thereafter, in the amounts and at the times and in the manner set forth in the Loan Agreement referred to below.

     That certain Second Amended and Restated Loan and Security Agreement dated as of March 20, 1997, by and among Debtor, Agent and the Lenders party thereto (such Loan and Security Agreement, as the same may be amended from time to time, being hereinafter referred to as the "Loan Agreement") is hereby incorporated herein by this reference thereto. Capitalized terms used herein, if any, but not defined herein, have the meanings ascribed to them in the Loan Agreement. This Note represents one of the "Term Notes" referred to in, and is entitled to the benefit of, the terms and provisions of, and the representations, warranties, covenants and agreements of Debtor under, the Loan Agreement, which, among other things, contains provisions for payment or prepayment of the Indebtedness evidenced by this Note upon certain terms and conditions specified therein (including, without limitation, Debtor's promise to repay the Indebtedness evidenced by this Note in full upon termination of the Loan Agreement pursuant to Section 14.13 therein).

     The principal Indebtedness evidenced by this Note unpaid and outstanding from time to time shall bear interest from the date disbursed or incurred through the date paid at the rates, and shall be payable at the times and in the manner, set forth in the Loan Agreement.

     Debtor warrants and represents to Lender that Debtor shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes and the terms and conditions of the Loan Agreement.

     Upon the occurrence of an Event of Default, Lender shall be entitled to all of the rights and remedies set forth in the Loan Agreement, including, but not limited to, those set forth in Section 12 thereof. The acceptance by Lender of any partial payment made hereunder after the time when any of the Indebtedness evidenced by this Note becomes due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment hereof.

     This Term and the Indebtedness evidenced by this Note are secured by all security interests, liens and encumbrances heretofore, now or hereafter granted to Agent by Debtor including, but not limited to, the security interests, liens and encumbrances granted to Agent by Debtor under the Loan Agreement.

     If at any time or times after the date of this Note, Lender: (a) employs legal counsel for advice or other representation (i) with respect to this Note, any collateral securing the Indebtedness evidenced by this Note or the administration thereof, (ii) to represent Lender and/or Agent in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Debtor or any other person or entity) in any way or respect relating to this Note, the Loan Agreement, the Indebtedness evidenced by this Note, any collateral securing the Indebtedness or Debtor's affairs, or (iii) to enforce any rights of Lender and/or Agent against Debtor; (b) takes any action with respect to this Note or any collateral securing the Indebtedness evidenced by this Note, or to protect, collect, sell, liquidate or otherwise dispose of any collateral securing the Indebtedness evidenced by this Note; and/or (c) attempts to or enforces any of Agent's or Lender's rights and remedies against Debtor, the costs, expenses and attorneys' fees incurred by Lender and by Agent in any manner or way with respect to the foregoing shall be part of the Indebtedness, payable by Debtor on demand.

     If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

     This Note is submitted by Debtor to Lender in Chicago, Illinois and shall be deemed to have been made thereat. This Note shall be governed and controlled by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects without reference to principles of choice of law.

                                       SIGMATRON INTERNATIONAL, INC.

                                       By
                                         --------------------------------
                                         Its
                                            -----------------------------
Attest:

--------------------------------

              , Its            Secretary
--------------      -----------

                                    A-2-2

                                  EXHIBIT B-1

                                LEASED EQUIPMENT

                                  EXHIBIT B-2

                        EXCLUDED MACHINERY AND EQUIPMENT

                                   EXHIBIT C

                         OUTSTANDING LETTERS OF CREDIT

     1. The Hongkong and Shanghai Banking Corporation Limited Irrevocable Standby Letter of Credit Number SDCCCG97008 issued January 8, 1997, in the amount of USD 153,000.00 for the benefit of Industrias Irvin De Mexico S.A. De C.V.

                                   EXHIBIT D

                           LIBOR PORTION RATE REQUEST

HSBC Business Loans, Inc., as Agent
190 South LaSalle Street, Suite 1100
Chicago, Illinois  60603

Attention:  Mr. Michael O'Connell

Ladies and Gentlemen:

     The undersigned refers to that certain Second Amended and Restated Loan and Security Agreement dated as of March 20, 1997, as amended (the "Loan Agreement"), by and among Sigmatron International, Inc., you and the Lenders party thereto. All capitalized terms used herein without definition shall have the same meanings herein as such have in the Loan Agreement. The undersigned hereby gives you notice pursuant to the Loan Agreement that it requests a portion of the Indebtedness described below to constitute a LIBOR Portion, and in that regard sets forth below the terms on which such LIBOR Portion is requested to be made:

     (a) Type of Indebtedness (Specify Advance

           or Indebtedness evidenced by the Term Notes)  ________________
      (b)  Amount of requested LIBOR Portion             $_______________


     (c) The Interest Period for such LIBOR
     Portion is: __________ months

     (d) The first day of the requested Interest

           Period shall be:                         ________________
                             SIGMATRON INTERNATIONAL, INC.
                             By
                                              Its